                                                                      Version #2
Prospectus Supplement
(To Prospectus dated ___________, 199_)

                                  $___________

                        MBNA MASTER CREDIT CARD TRUST II
     $_____ CLASS A SERIES [199__-__] [FLOATING RATE] [____%] ASSET BACKED
                                 CERTIFICATES
     $_____ CLASS B SERIES [199__-__] [FLOATING RATE] [____%] ASSET BACKED
                                 CERTIFICATES

                    MBNA AMERICA BANK, NATIONAL ASSOCIATION
                              SELLER AND SERVICER

                 Each Class A Series [199__-__] [Floating Rate] [____%] Asset Backed Certificate (collectively, the "Class A Certificates") and each Class B Series [199__-__] [Floating Rate] [____%] Asset Backed Certificates (collectively, the "Class B Certificates" and together with the Class A Certificates, the "Certificates") will represent an undivided interest in the MBNA Master Credit Card Trust II (the "Trust") [to be] created pursuant to a Pooling and Servicing Agreement between MBNA America Bank, National Association ("MBNA"), as seller and servicer, and The Bank of New York, as trustee. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of MasterCard and VISA revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables, [the right to receive Interchange allocable to the Certificates] [moneys on deposit in bank accounts of the Trust and certain investment earnings thereon] and the benefits of the credit enhancement, as described herein, with respect to the [Class A] [Class B] Certificates. [In addition, the Collateral Interest (as defined herein) will be issued in the initial amount of $__________ and will be subordinated to the Certificates as described herein.] MBNA initially will own the remaining undivided interest in the Trust not represented by the Certificates[, the Collateral Interest] and the other investor certificates issued by the Trust and will service the Receivables. MBNA has offered and may offer from time to time other series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates.
                                                       (continued on next page)

          THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN ["RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT BEGINNING ON PAGE S-___ AND IN] THE PROSPECTUS BEGINNING ON PAGE __.

         THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF MBNA AMERICA BANK, NATIONAL ASSOCIATION OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

====================================================================================================================================
                                                            PRICE TO                   UNDERWRITING                PROCEEDS TO
                                                          PUBLIC [(1)]                   DISCOUNT               SELLER [(1)][(2)]
------------------------------------------------------------------------------------------------------------------------------------
 PER CLASS A CERTIFICATE                                       %                             %                          %
------------------------------------------------------------------------------------------------------------------------------------
 PER CLASS B CERTIFICATE                                       %                             %                          %
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                                         $                             $                          $
====================================================================================================================================

[(1)             Plus accrued interest, if any, [at the initial Class A
                 Certificate Rate or initial Class B Certificate Rate, as
                 applicable] from __________, 199__.]
[(1)][(2)]       Before deduction of expenses estimated to be $__________.



         The Certificates are offered by the Underwriter[s] when, as and if issued by the Trust and accepted by the Underwriter[s] and subject to the Underwriter[s]' right to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form on or about __________, 199__, through the facilities of The Depository Trust Company, CEDEL S.A. and the Euroclear System.

                                [Underwriter[s]]

          The date of this Prospectus Supplement is __________, 199__

(continued from previous page)

                 [Interest will accrue on the Class A Certificates at the rate of ____% per annum. Interest will accrue on the Class B Certificates at the rate of ____% per annum.] [Interest will accrue on the Class A Certificates with respect to the initial Interest Period at the rate of ____% per annum and with respect to each subsequent Interest Period, at the rate of ____% per annum [above] [below] [times] ______ prevailing on the related Rate Determination Date, as defined herein, [but in no event in excess of ____% per annum]. Interest will accrue on the Class B Certificates with respect to the initial Interest Period at the rate of ____% per annum and with respect to each subsequent Interest Period, at the rate of ____% per annum [above] [below] [times] _______ prevailing on the related Rate Determination Date, [but in no event in excess of ____% per annum].] Interest with respect to the Certificates will be distributed on __________ and on the ____ day of each [month] thereafter (or, if such ____ day is not a business day, the next succeeding business day) (the "Distribution Date").

                 Principal with respect to the Class A Certificates [is scheduled to be paid on __________, 199__] [is scheduled to be distributed on each Distribution Date commencing on the Distribution Date in __________ and ending on the Distribution Date in _________] but may be paid earlier or later under certain limited circumstances described herein. Principal with respect to the Class B Certificates [is scheduled to be paid on __________, 199__] [is scheduled to be distributed on each Distribution Date,] [commencing on the Distribution Date in __________, 199__] [commencing with the Distribution Date following the Distribution Date on which the Class A Certificates have been paid in full,] [and ending on the ___________ ____, 199__ Distribution Date], but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Assumptions."

                 THE FRACTIONAL UNDIVIDED INTEREST IN THE TRUST REPRESENTED BY THE CLASS B CERTIFICATES WILL BE SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS WITH RESPECT TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED HEREIN. [The Collateral Interest will be subordinated to the Class A Certificates and Class B Certificates as described herein.] The Trust will have the benefit of a [credit enhancement] [provided by __________] for the benefit of the [Class A] [Class B] Certificates.

                 [Application will be made to list the Certificates on the Luxembourg Stock Exchange [other Exchange].]



                               ---------------

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER[S] MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ---------------


         THE CERTIFICATES OFFERED HEREBY CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE SELLER FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED __________ ____, 199__. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                SUMMARY OF TERMS


         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus Supplement" on page S-___ and in the "Index of Terms for Prospectus" on page __.


Type of Securities  . . . . . . . . . . .  Class A Series [199__-__] [Floating Rate] [____%] Asset Backed Certificates (the "Class A
                                             Certificates") and Class B Series [199__-__] [Floating Rate] [____%] Asset Backed
                                             Certificates (the "Class B Certificates").

Trust . . . . . . . . . . . . . . . . . .  The MBNA Master Credit Card Trust II (the "Trust") was formed as a master trust pursuant to a pooling and servicing agreement (the "Agreement"), between MBNA America Bank,
                                             National Association, as seller (the "Seller") and as servicer of the Receivables, and
                                             The Bank of New York, as trustee (the "Trustee"), as supplemented by the supplement relating to the Certificates (the "Series [199__-__] Supplement") (the term
                                             "Agreement," unless the context requires otherwise, refers to the Agreement as supplemented by the Series [199__-__] Supplement).  As used herein, the term
                                             "Certificates" refers to the Class A Certificates and the Class B Certificates, the
                                             term "Certificateholders" refers to holders of the Certificates, the term "Class A
                                             Certificateholders" refers to the holders of the Class A Certificates, the term "Class
                                             B Certificateholders" refers to the holders of the Class B Certificates and the term
                                             "Series" refers to any series of certificates issued by the Trust, including the
                                             Certificates.

                                           The Trust has previously issued ____ other Series.  See "Description of the
                                             Certificates -- Prior Issuances of Certificates" for a summary of each previously issued Series.

Trust Assets  . . . . . . . . . . . . . .  The property of the Trust includes receivables (the "Receivables") arising under certain
                                             MasterCard(R) and VISA(R)*/ revolving credit card accounts (the "Accounts") selected from the portfolio of MasterCard





----------------------------------
*/ MasterCard(R) and VISA(R) are registered trademarks of MasterCard
   International Incorporated and VISA USA, Inc., respectively.

                                             and VISA accounts owned by the Seller, all monies due or to become due in payment of the Receivables (other than recoveries on charged-off Receivables), all proceeds of the
                                             Receivables and proceeds of credit insurance policies relating to the Receivables, [the right to receive Interchange allocable to the Certificates (which right may not be afforded to other Series issued by the Trust)] and all monies on deposit in certain bank accounts of the Trust [(other than investment earnings on such amounts)],
                                             [including the benefits of the Credit Enhancement described herein] [and any Credit
                                             Enhancement issued with respect to any other Series issued by the Trust (the benefits of such Credit Enhancement issued with respect to any other Series issued by the Trust will not be available for the benefit of the Certificateholders)].  [The holders of the
                                             [Class A Certificates] [Class B Certificates] [and the] certificates of other Series will not be entitled to the benefit of the Credit Enhancement provided for the [Class
                                             A] [Class B] Certificates.]  The term "Credit Enhancement" means, with respect to any
                                             Series, any subordination, letter of credit, cash collateral or guaranty account, surety bond, insurance policy, spread account, collateral interest, reserve account or other contract, agreement, or cross-support feature for the benefit of certificateholders of such Series.

                                           The Seller has conveyed to the Trustee all Receivables existing under certain Accounts that were selected from the Bank Portfolio based on criteria provided in the Agreement as applied on June 22, 1994, (the "Cut Off Date") and, with respect to certain
                                             Additional Accounts, as applied on [__________, 199__ and __________,] 199__,] and has
                                             conveyed and will convey all Receivables arising under the Accounts from time to time thereafter until termination of the Trust.  In addition, pursuant to the Agreement,
                                             MBNA may (subject to certain limitations and conditions) designate Additional Accounts, for inclusion in the Trust [or, in lieu thereof or in addition thereto, include
                                             Participations in the Trust].  See "The Receivables" and "Description of the
                                             Certificates -- Addition of Trust Assets" in the Prospectus.

Certificate Interest
  and Principal . . . . . . . . . . . . .  Each of the Certificates offered hereby represents an undivided interest in the Trust.
                                             The assets of the Trust will be allocated among the Class A Certificateholders, the
                                             Class B Certificateholders, [the Collateral Interest (and any similar amount issued in connection with any

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
                                             other series),] the holders of certificates of any other Series that [have been or] may be issued and the holder of the Seller Certificate.  The aggregate undivided interest in the Principal Receivables represented by the Class A Certificates (the "Class A
                                             Investor Interest") [initially] will equal $__________ [(the "Class A Initial Investor
                                             Interest")] and the aggregate undivided interest in the Principal Receivables represented by the Class B Certificates (the "Class B Investor Interest") [initially]
                                             will equal $__________ [(the "Class B Initial Investor Interest")].  [The [Class A
                                             Initial Investor Interest] [and] [Class B Initial Investor Interest] will, unless (a)
                                             insufficient Principal Receivables [or Participations] are added to the Trust or an insufficient amount of principal payments are made to other amortizing Series, (b)
                                             there are unreimbursed Investor Charge-Offs or (c) a Pay Out Event occurs, increase to
                                             [$__________ (the "Full Class A Investor Interest")] [and] [$__________ (the "Full
                                             Class B Investor Interest")] [, respectively] during the Funding Period and remain fixed at the [Full Class A Investor Interest] [and] [Full Class B Investor Interest]
                                             during the Revolving Period.]  The Class A Investor Interest and the Class B Investor
                                             Interest are sometimes collectively referred to herein as the "Investor Interest"; [the
                                             Class A Initial Investor Interest and the Class B Initial Investor Interest are
                                             sometimes collectively referred to herein as the "Initial Investor Interest"].  The
                                             [Class A Investor Interest] and [Class B Investor Interest] [will decline as principal is paid to the [Class A Certificateholders] [and] [Class B Certificateholders],
                                             [respectively,] during an Amortization Period [will remain fixed at the aggregate initial principal amount of the [Class A Certificates] [and] [Class B Certificates]
                                             [,respectively] except as otherwise provided herein].  The Class B Investor Interest will also decline in certain circumstances as a result of [(a) the allocation to the
                                             Class B Investor Interest of Investor Default Amounts otherwise allocable to the Class
                                             A Investor Interest, and (b)] the reallocation of collections of Principal Receivables otherwise allocable to the Class B Investor Interest to fund payments to the Class A
                                             Certificateholders (the "Reallocated Principal Collections"). [Reductions in the Class
                                             B Investor Interest below the unpaid balance of the Class B Certificates may be reimbursed out of Excess Spread, if any, [Shared Excess Finance Charge Collections] and
                                             certain amounts [received from Credit Enhancement].]  [During the Controlled
                                             Accumulation Period [or the Rapid Accumulation Period], for the sole purpose of allocating collections of Finance Charge Receivables and

                                             the amount of Receivables in Defaulted Accounts for each Monthly Period, the [Class A]
                                             [Class B] Investor Interest will be further reduced (in each such case, the "[Class A]
                                             [Class B] Adjusted Investor Interest") by the amount on deposit in the Principal
                                             Funding Account.]

                                           The Class A Certificates will evidence undivided interests in the assets of the Trust allocated to the Class A Certificates and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make [(i) payments of interest at the rate of ____% per annum (the "Class A Certificate Rate")] [(i) payment of interest at the rate of ____% per annum with respect to the initial Interest Period and, with respect to each subsequent Interest Period, ____% per annum [above][below]
                                             [times] ______ (the "Index") prevailing on the [____ day] [____ business day]
                                             immediately preceding the commencement of such Interest Period (the "Rate Determination
                                             Date"), [but in no event in excess of ____% per annum] (such rate, the "Class A
                                             Certificate Rate")] and (ii) payments of principal [during the] [Controlled
                                             Amortization Period] [Principal Amortization Period] [on the Scheduled Payment Date]
                                             or, under certain limited circumstances, the Rapid Amortization Period, to the extent of the Class A Investor Interest (which may be less than the aggregate unpaid principal amount of the Class A Certificates, in certain circumstances, if the amount of
                                             Receivables in Defaulted Accounts allocated to the Class A Certificates exceeds funds allocable thereto as described herein and the Class B Investor Interest [and the
                                             Collateral Interest are] [is] zero).

                                           The Class B Certificates will evidence undivided interests in the assets of the Trust allocated to the Class B Certificates and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make [(i) payments of interest at the rate of ____% per annum (the "Class B Certificate Rate")] [(i) payments of interest at the rate of ____% per annum with respect to the initial Interest Period and, with respect to each subsequent Interest Period, ____% per annum [above][below]
                                             [times] ____ (the "Index") prevailing on the [____ day] [____ business day] immediately preceding the commencement of such Interest Period (the "Rate Determination Date"),
                                             [but in no event in excess of ____% per annum] (such rate, the "Class B Certificate
                                             Rate")] and (ii) payments of principal [following the final payment of principal to the
                                             Class A Certificates], generally to the extent of the

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
                                             Class B Investor Interest, which may be less than the unpaid principal balance of the
                                             Class B Certificates [in certain circumstances described herein] [if the Collateral
                                             Interest is zero].

                                           [The "Collateral Interest" in the initial amount of $__________ (which amount represents
                                             ____% of the sum of the initial Investor Interest and the initial Collateral Interest)
                                             constitutes enhancement for the Certificates.  The holders of the Collateral Interest are referred to herein as the "CA Investors" and their interest in the Trust Assets is referred to as the "Collateral Interest."  Allocations will be made to the Collateral
                                             Interest and the holders of the Collateral Interest will have voting and certain other rights as if it were a subordinated class of Certificates.]

                                           The Seller initially will hold the remaining undivided interest in the Principal
                                             Receivables in the Trust not represented by the Certificates[, the Collateral
                                             Interest,] or any other Series of certificates that [have been or] may be issued (the
                                             "Seller Interest").  The Seller may tender the certificate that represents the Seller
                                             Interest (the "Seller Certificate") or, if provided in the relevant series supplement, certificates representing any Series of certificates and the Seller Certificate, to the
                                             Trustee and, upon satisfying certain conditions, cause the Trustee to issue one or more new Series, as described in "Description of the Certificates -- Exchanges" in the
                                             Prospectus.  Any Exchange involving the Seller Certificate will have the effect of decreasing the Seller Interest.  The Certificates will be issued pursuant to the
                                             Agreement.  See "Description of the Certificates" in the Prospectus.

                                           The final distribution of principal and interest on the Certificates will be made no later than __________, ____ (the "Series [199__-__] Termination Date") in the manner provided in "Description of the Certificates -- Final Payment of Principal;
                                             Termination" in the Prospectus.  [After the Series [199__-__] Termination Date, the
                                             Trust will have no further obligation to pay principal or interest on the Certificates.

                                           The Certificates will be allocated varying percentages (each, the "Investor Percentage")
                                             of the collections of Finance Charge Receivables and Principal Receivables and
                                             Receivables in Defaulted Accounts each calendar month.  Collections of Finance Charge
                                             Receivables and Receivables in Defaulted Accounts at all times will be

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
                                             allocated to the Certificateholders [and the CA Investors] based on the Floating
                                             Investor Percentage during the related calendar month (each, a "Monthly Period").  Such amounts will be further allocated to the Class A Certificateholders [and] the Class B
                                             Certificateholders [and the CA Investors] based on the Class A Floating Percentage
                                             [and] [,] the Class B Floating Percentage [and the Collateral Interest Floating
                                             Percentage], respectively. Collections of Principal Receivables allocable to the
                                             Certificates in each Monthly Period during the Revolving Period will be paid, [subject to certain limitations described herein,] to the Seller [or treated as Shared Principal
                                             Collections]. Collections of Principal Receivables during an Amortization Period
                                             [Accumulation Period] will be allocated to the Certificateholders [and the CA Investor]
                                             based on the Fixed Investor Percentage.  Such amounts will be further allocated to the
                                             Class A Certificateholders and the Class B Certificateholders [and the CA Investors]
                                             based on the Class A Fixed Percentage and the Class B Fixed Percentage [and the
                                             Collateral Interest Fixed Percentage], respectively.

                                           The Certificates represent interests in the Trust only and do not represent interests in or obligations of the Seller or any affiliate thereof.  A Certificate is not a deposit and neither the Certificates nor the underlying Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.

[Subordination to
  Other Series  . . . . . . . . . . . . .  The Certificates will be subordinated in right of payment of [interest] [and] [principal]
                                             to the certificates of Series [199__-__].]

[Issuance of Additional
  Certificates  . . . . . . . . . . . . .  After the completion of the offering made hereby, the Seller may cause the Trustee to issue additional Certificates ("Additional Certificates") from time to time during the
                                             Revolving Period, provided that certain conditions included in the Series [199__-__]
                                             Supplement are met.  In connection with each Additional Issuance, the outstanding principal amount of the Certificates and the aggregate amount of Credit Enhancement will be increased pro rata.  When issued, the Additional Certificates will be identical in all respects to the other outstanding Certificates.  See "Description of the
                                             Certificates -- Issuance of Additional Certificates."]





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
Receivables . . . . . . . . . . . . . . .  The Receivables arise in Accounts that have been selected from the Bank Portfolio based on criteria provided in the Agreement as applied on the Cut Off Date [and, with respect to certain Additional Accounts, as applied on __________].  The Receivables consist of
                                             Principal Receivables and Finance Charge Receivables.  With respect to the characterization of annual credit card membership fees as Finance Charge Receivables, see "Description of the Certificates -- Transfer of Annual Membership Fees" in the
                                             Prospectus.  [In addition, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts will be allocated to the Certificates and treated as Finance Charge Receivables.  See "MBNA's Credit Card Activities --
                                             Interchange" in the Prospectus.]  The aggregate amount of Receivables in the Accounts as of __________, ____, was $__________ comprised of $__________ of Principal
                                             Receivables and $__________ of Finance Charge Receivables.  The Finance Charge
                                             Receivables will not affect the amount of the Investor Interest represented by the
                                             Certificates or the amount of the Seller Interest, which are determined on the basis of the amount of Principal Receivables in the Trust.  The aggregate undivided interest in the Principal Receivables in the Trust evidenced by the Certificates [and the
                                             Collateral Interest] will never exceed the amount of the Investor Interest [and the
                                             Collateral Interest] regardless of the total amount of Principal Receivables in the
                                             Trust at any time.

                                           [On __________, 199__ and on __________, 199__, the Seller conveyed to the Trust the
                                             Receivables in certain Additional Accounts.  See "The Receivables" and "Description of
                                             the Certificates -- Addition of Accounts" in the Prospectus.]

[Funding Period . . . . . . . . . . . . .  During the period from and including the Closing Date to but excluding the earliest of
                                             (i) the day on which the Investor Interest equals the Full Investor Interest, (ii) the day on which a Pay Out Event occurs and (iii) the  __________, 199__ Distribution Date
                                             (the "Funding Period"), the Pre-Funding Amount will be held in a trust account established with the Trustee for the benefit of the Certificateholders (the
                                             "Pre-Funding Account").  The Pre-Funding Amount will equal $__________, less the amounts of any increases in the Investor Interest pursuant to the Series [199__-__]
                                             Supplement in connection with the addition of Principal Receivables to the Trust or principal payments made to the





                                      S-9
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
                                             Certificateholders from amounts on deposit in the Pre-Funding Account.

                                           [Funds on deposit in the Pre-Funding Account will be invested by the Trustee in certain
                                             Permitted Investments [pursuant to a guaranteed rate agreement] [guaranteed investment contract].  Interest earnings on the Pre-Funding Amount (net of investment losses and expenses) will be used to pay interest on the Certificates during the Funding Period.]

                                           During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Seller to the extent of any increases in the Investor Interest.  The
                                             Seller expects that the Investor Interest will equal the Full Investor Interest by the
                                             __________, 199__ Distribution Date.  In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any
                                             amount remaining in the Pre-Funding Account will be payable to the [Class A] [Class B]
                                             Certificateholders [pro rata, on the basis of the ratio of the Class A Investor
                                             Interest and the Class B Investor Interest, respectively, to the Investor Interest as of the last day of the related Monthly Period] on the Distribution Date on which the
                                             Funding Period ends.]

[Early Termination
  Amount  . . . . . . . . . . . . . . . .  An early termination amount (the "Early Termination Amount") will be payable for the benefit of the Certificateholders on the first Distribution Date following the end of the Funding Period if any Pre-Funding Amount exists at the end of the Funding Period.
                                             The Early Termination Amount will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on such Pre-Funding Amount at the [Class A] Certificate Rate [and Class B Certificate Rate] during the period commencing on and including such Distribution Date to, but excluding, ___________, over
                                             (ii) the amount of interest that would have accrued on such Pre-Funding Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on [____].  Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii).]

[Denominations  . . . . . . . . . . . . .  Beneficial interests in the Certificates will be offered for purchase in denominations of
                                             [$____] and integral





                                      S-10
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
                                             multiples thereof.  Each [$____] denomination represents __________ of the Certificate
                                             Owners' undivided interest in the Series [199__-__].]

Registration of
  Certificates  . . . . . . . . . . . . .  The Certificates initially will be represented by Certificates registered in the name of
                                             Cede, as the nominee of DTC.  No Certificate Owner will be entitled to receive a
                                             Definitive Certificate except under the limited circumstances described herein.
                                             Certificateholders may elect to hold their Investor Certificates through DTC (in the
                                             United States) or CEDEL or Euroclear (in Europe). Transfers will be made in accordance with the rules and operating procedures herein.  See "Description of the
                                             Certificates -- Definitive Certificates" in the Prospectus.

Servicing Fee . . . . . . . . . . . . . .  The Servicer will receive a [monthly] fee as servicing compensation from the Trust [on each Transfer Date] [on the ____ day of each month (or if such day is not a business day, the next succeeding business day)] equal to [one-____ of the product of (i) ____%
                                             per annum (the "Series Servicing Fee Percentage") and (ii) the [sum of the] [Adjusted]
                                             Investor Interest [and Collateral Interest] as of the [preceding Record Date] [last day of the prior Monthly Period] [and, following the occurrence of an Economic Pay Out
                                             Event, the Enhancement Invested Amount, if any, as of the preceding Record Date] (the
                                             "Investor Servicing Fee").  See "Description of the Certificates -- Servicing
                                             Compensation and Payment of Expenses" herein and in the Prospectus.

Interest  . . . . . . . . . . . . . . . .  Interest on the Certificates for each Interest Period will be distributed on __________,
                                             ____, and on the __the day of each [month] [__________] thereafter, or if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), in an amount equal to (a) with respect to the Class A Certificates [one-_____ of] the product of (i) [(a) the actual number of days in the related Interest Period divided by
                                             360, times (b)] the Class A Certificate Rate and (ii) the [sum of the] Class A Investor
                                             Interest [and the Pre-Funding Amount allocable to Class A, if any,] as of the
                                             [preceding Record Date] [____] [last day of the prior Monthly Period] (or in the case of the first Distribution Date as of the Closing Date) and (b) with respect to the
                                             Class B Certificates [one-_______ of] the product of (i) [(a) the actual number of days in the related Interest Period divided by 360, times (b)] the Class B Certificate Rate
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
                                             and (ii) the [sum of the] Class B Investor Interest [and the Pre-Funding Amount
                                             allocable to Class B, if any] as of the [preceding Record Date] [____] [last day of the prior Monthly Period] (or in the case of the first Distribution Date as of the Closing
                                             Date). [Interest will be calculated on the basis of twelve 30-day months and a 360-day year.] [Interest will be calculated on the basis of the actual number of days in the
                                             Interest Period and a 360 - day year.]  [The payment of interest on the Class B
                                             Certificates will be subordinated to the payment of interest on the Class A
                                             Certificates on each Distribution Date.]  [Interest for any Distribution Date, due but
                                             not paid on such Distribution Date, will be payable on the next succeeding Distribution
                                             Date, together with additional interest on such amount at the applicable Certificate
                                             Rate plus 2.0% per annum.]

                                           The "Interest Period," with respect to any Distribution Date, will be [the period from
                                             [the ____ business day preceding] the previous Distribution Date through the ____ day preceding such Distribution Date, except the initial Interest Period will be the period from _____________, ____ (the "Closing Date") through the [____] day preceding the initial Distribution Date].]  Interest payments on each Distribution Date will be funded (i) with respect to the Class A Certificates, from the portion of Finance Charge
                                             Receivables collected during the preceding [____] Monthly Period[s] or with respect to the first Distribution Date from and including the Closing Date to and including
                                             __________, ____, [from investment income from the Pre-Funding Account] [and from payments pursuant to the guaranteed rate agreement with respect thereto,] [from investment income on or in respect of the Principal Funding Account,] allocated to the
                                             Class A Investor Interest, and, if necessary, from Excess Spread [Shared Excess Finance
                                             Charge Collections] Reallocated Principal Collections [and] [amounts received from
                                             Credit Enhancement][,] [and] (ii) with respect to the Class B Certificates, from the portion of Finance Charge Receivables collected during the preceding [____] Monthly
                                             Period[s] (or with respect to the first [Distribution Date] [Monthly Period] from and including the Closing Date to and including __________, __) [from investment income from the Pre-Funding Account] [and from payments pursuant to the guaranteed rate agreement with respect thereto,] [from investment income on or in respect of the
                                             Principal Funding Account,] allocated to the Class B Investor Interest,  and, if necessary, from Excess Spread [Shared Excess
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
                                             Finance Charge Collections] [and] [Reallocated Collateral Principal Collections (to the
                                             extent available)] [amounts received from Credit Enhancement] [and (iii) with respect to the Collateral Interest, from Excess Finance Charge Collections].  See "Description of the Certificates -- Payment of Fees, Interest and Other Items," ["-- Shared Excess
                                             Finance Charge Collections"] ["-- Reallocation of Cash Flows; Class B Investor
                                             Interest"] ["-- Credit Enhancement"] herein and "Special Considerations -- Credit
                                             Enhancement" in the Prospectus.

Revolving Period  . . . . . . . . . . . .  No principal will be payable to Class A Certificateholders until [__________, 199__ (the first Distribution Date with respect to the Controlled Amortization Period)]
                                             [__________, 199__ (the first Distribution Date with respect to the Principal
                                             Amortization Period] [__________, 199__ (the "Scheduled Payment Date")], or upon the occurrence of a Pay Out Event [or after such time after a Pay Out Event has occurred and the Rapid Accumulation Period has commenced] as described herein, the first
                                             Distribution Date with respect to the Rapid Amortization Period.  [No principal will be payable to Class B Certificateholders until the Class A Certificateholders have received their final payment of principal.]  For the period beginning on the Closing
                                             Date and ending with the commencement of the [Controlled Amortization Period]
                                             [Principal Amortization Period] [Controlled Accumulation Period] [Rapid Accumulation
                                             Period] or the Rapid Amortization Period (the "Revolving Period"), collections of
                                             Principal Receivables otherwise allocable to the Investor Interest [and the Collateral
                                             Interest] (other than Reallocated Principal Collections that are used to pay any deficiency in the Required Amount) will, subject to certain limitations, be [paid from the Trust to the holder of the Seller Certificate to maintain the Investor Interest at the Initial Investor Interest] [treated as Shared Principal Collections and [paid]
                                             [allocated] to the holders of other Series of certificates issued and outstanding].
                                             See "Description of the Certificates -- Pay Out Events" for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the [Controlled Amortization Period] [Principal Amortization Period] [Controlled
                                             Accumulation Period].

Principal Payments  . . . . . . . . . . .  Collections of Principal Receivables with respect to any Monthly Period will be allocated on the basis of the applicable Investor Percentage with respect to Principal
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
                                             Receivables.  Under the Agreement, such collections [(other than Reallocated Principal
                                             Collections)] will be paid either to the Seller [(subject to certain limitations)], as described above during the Revolving Period, or to the holders of the Class A
                                             Certificates in respect of the Class A Investor Interest until the Class A Investor
                                             Interest has been paid in full, and then to the holders of the Class B Certificates in respect of the Class B Investor Interest, [and then to the CA Investors in respect of the Collateral Interest] and the Seller [or, under certain circumstances, will be treated as Shared Principal Collections and paid to the holders of certificates of other Series issued and outstanding]. Such allocations will be performed during the
                                             Revolving Period, [and] [the] [each] Amortization Period [and] [the Accumulation
                                             Period].  In addition, certain other amounts with respect to any Monthly Period will be allocable to [Class A] [Class B] Certificateholders as described herein.

                                           Other Series offered by the Trust may or may not have amortization [or accumulation]
                                             periods like the [Controlled Amortization Period] [Principal Amortization Period]
                                             [Controlled Accumulation Period] [Rapid Accumulation Period] or the Rapid Amortization
                                             Period for the Certificates, and such periods may have different lengths and begin on different dates than such [Controlled Amortization Period] [Principal Amortization
                                             Period] [Controlled Accumulation Period] [Rapid Accumulation Period] or the Rapid
                                             Amortization Period.  Thus, certain Series may be in their revolving periods while others are in periods during which collections of Principal Receivables are distributed to Certificateholders of such other Series.  In addition, other Series may allocate
                                             Principal Receivables based upon different investor percentages.  See "Description of the Certificates -- Exchanges" in the Prospectus for a discussion of the potential terms of other Series.

[Controlled Amortization
  Period  . . . . . . . . . . . . . . . .  Unless or until a Pay Out Event has occurred, during the period beginning on __________,
                                             ____, and ending on the earliest of [(a) the commencement of the Rapid Amortization
                                             Period, (b) payment in full of the Investor Interest [and the Collateral Interest] or
                                             (c) the Series [199__-__] Termination Date (the "Controlled Amortization Period"),]
                                             collections of Principal Receivables allocated to the Investor Interest [and the
                                             Collateral Interest] (other than Reallocated Principal Collections that are used to pay any deficiency in the
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
                                             Required Amount) will no longer [be paid to the holder of the Seller Certificate]
                                             [(subject to certain limitations)] [or treated as Shared Principal Collections and paid or allocated to the holders of other Series], as described above, but instead, such collections [plus [Shared Principal Collections, if any, from other Series allocated to the [Class A] [Class B] Certificates] [other amounts]] will be distributed [monthly] as provided herein on each Distribution Date beginning with the Distribution Date [in the month] following the commencement of the Controlled Amortization Period.  During the
                                             Controlled Amortization Period or the Rapid Amortization Period, the amount of collections of Principal Receivables allocated to the Certificates [for each related
                                             Monthly Period] [and the Collateral Interest] will be equal to the product of (a) the
                                             Fixed Investor Percentage and (b) such amount of collections of Principal Receivables.
                                             Such amount will be further allocated between the Class A Certificates and the Class B
                                             Certificates [and the Collateral Interest] based on the Class A Fixed Percentage and the Class B Fixed Percentage [and the Collateral Interest Fixed Percentage],
                                             respectively.

                                           If the collections of Principal Receivables allocated to the Class A Certificates for any
                                             Monthly Period during the Controlled Amortization Period are equal to or greater than the sum of the Controlled Amortization Amount and the existing Deficit Controlled
                                             Amortization Amount (such sum, the "Controlled Distribution Amount"), the amount of the
                                             Controlled Distribution Amount will be paid from the Trust to the Class A
                                             Certificateholders in respect of the Class A Investor Interest and any excess of such allocation of collections over the Controlled Distribution Amount will be [paid from the Trust to the holder of the Seller Certificate] [treated as Shared Principal
                                             Collections and paid or allocated to the certificateholders of other Series] [paid to the CA Investors to the extent that the Collateral Interest exceeds the Required
                                             Collateral Interest], subject to certain conditions set forth in the Agreement.

                                           If the collections of Principal Receivables allocated to the Class A Certificates, plus collections of Principal Receivables allocated to the Class B Certificates (less any
                                             Reallocated Principal Collections that are used to pay any deficiency in the Required
                                             Amount), on deposit in the Principal Account for any Monthly Period during the
                                             Controlled Amortization Period are less than the Controlled Distribution Amount for the
                                             Class A Certificates, such amount will be paid from the Trust to
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
                                             the Class A Certificateholders in respect of the Class A Investor Interest.  [In addition, if the collections of Principal Receivables allocated to the Class A
                                             Certificateholders, plus collections of Principal Receivables allocated to the Class B
                                             Certificateholders (less any Reallocated Principal Collections that are used to pay any deficiency in the Required Amount), [plus collections of Principal Receivables allocated to the Collateral Interest, less any Reallocated Collateral Principal
                                             Collections] is less than the Controlled Distribution Amount for the Class A
                                             Certificates for any Monthly Period, such deficiency will be made up, to the extent available, from Shared Principal Collections allocated to the Class A
                                             Certificateholders [other amounts]].  The amount of the excess of the Controlled
                                             Distribution Amount for the Class A Certificates over the allocations of collections of
                                             Principal Receivables to the Class A Certificates [Shared Principal Collections
                                             allocated to the Class A Certificates] [and such other amounts] will be the "Deficit
                                             Controlled Amortization Amount" for the succeeding Monthly Period. See "Description of the Certificates -- Application of Collections" in the Prospectus. After the Class A
                                             Investor Interest has been paid in full, the Fixed Investor Percentage of the collections of Principal Receivables for any Monthly Period will be distributed to the
                                             Class B Certificateholders on each Distribution Date [up to the sum of the Controlled
                                             Amortization Amount for the Class B Certificates and the existing Deficit Controlled
                                             Amortization Amount for the Class B Certificates (such sum, the "Controlled
                                             Distribution Amount" for the Class B Certificates), and any excess will be [first, to the extent necessary, treated as Shared Principal Collections, and then] paid from the
                                             Trust to the holder of the Seller Certificate].  [If such allocation of collections of
                                             Principal Receivables is less than the Controlled Distribution Amount for the Class B
                                             Certificates, such amount [plus Shared Principal Collections allocated to the Class B
                                             Certificateholders, [other amounts] up to the Controlled Distribution Amount] will be paid from the Trust to the Class B Certificateholders in respect of the Class B
                                             Investor Interest and the amount of the excess of the Controlled Distribution Amount for the Class B Certificates over such allocation of collections of Principal
                                             Receivables [Shared Principal Collections allocated to the Class B Certificates] [and such other available amounts] will be the "Deficit Controlled Amortization Amount" for the Class B Certificates.]
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
                                           The "Controlled Amortization Amount" for the [Class A] Certificates is $__________ [and
                                             for the Class B Certificates is $__________].  Although it is anticipated, based on the
                                             Payment Rate Assumptions, that principal payments will be made to Certificateholders in an amount equal to the Controlled Amortization Amount [for each related monthly Period]
                                             on each Distribution Date beginning on the __________ Distribution Date and ending on the __________ Distribution Date with respect to the Class A Certificates, and thereafter with respect to the Class B Certificates, no assurance can be given in that regard.  See "Maturity Assumptions" in the Prospectus and "Maturity Assumptions"
                                             herein.

[Principal Amortization
  Period  . . . . . . . . . . . . . . . .  During the period beginning on __________, ____, and ending on the earliest of (a) the commencement of the Rapid Amortization Period, (b) the date on which the Investor
                                             Interest [has] [and the Collateral Interest have] been paid in full or (c) the Series
                                             [199__-__] Termination Date (the "Principal Amortization Period"), collections of
                                             Principal Receivables allocated to the Investor Interest [and the Collateral Interest]
                                             (other than Reallocated Principal Collections that are used to pay any deficiency in the Required Amount)] will no longer be paid to the holder of the Seller Certificate
                                             [(subject to certain limitations) [or treated as Shared Principal Collections and paid or allocated to other Series], as described above, but instead, such collections [plus
                                             [Shared Principal Collections, if any, from other Series allocated to Series
                                             [199__-__]] [other amounts]] will be distributed [monthly] as provided herein on each
                                             Distribution Date beginning with the Distribution Date [in the month] following the commencement of the Principal Amortization Period.  During the Principal Amortization
                                             Period or the Rapid Amortization Period, the amount of collections of Principal
                                             Receivables allocated to the Investor Interest [and the Collateral Interest] [for each related monthly Period] (the "Percentage Allocation") will be equal to the product of
                                             (a) the Fixed Investor Percentage and (b) such amount of collections of Principal
                                             Receivables.  [During the Principal Amortization Period, the Percentage Allocation
                                             (less any Reallocated Principal Collections that are used to pay any deficiency in the
                                             Required Amount) for the related Monthly Period[s] will be paid on each Distribution
                                             Date, [first] to the Class A Certificateholders in respect of the Class A Investor
                                             Interest and [thereafter, when the Class A Certificates have been paid in full, to the
                                             Class B Certificateholders
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
                                             in respect of the Class B Investor Interest,  subject to certain conditions set forth in the Agreement] [and thereafter, when the Class B Certificates have been paid in full, to the CA Investors in respect of the Collateral Interest].]

[Controlled Accumulation Period . . . . .  During the period beginning on __________ ____, 199__ and ending on the earliest of (a)
                                             the commencement of the Rapid Amortization Period [or the Rapid Accumulation Period],
                                             (b) the date on which the Investor Interest [has] [and the Collateral Interest have]
                                             been paid in full or (c) the Series [199__-__] Termination Date (the "Controlled
                                             Accumulation Period"), the lesser of (a) collections of Principal Receivables allocated to the Investor Interest [and the Collateral Interest] for each Monthly Period (less any Reallocated Principal Collections that are used to pay any deficiency in the
                                             Required Amount) (the "Available Investor Principal Collections") and (b) the sum of
                                             the Controlled Accumulation Amount for such Monthly Period and any Accumulation
                                             Shortfall (such sum, the "Controlled Deposit Amount") will no longer be paid to the holder of the Seller Certificate [(subject to certain limitations)] [or treated as
                                             Shared Principal Collections and paid or allocated to other Series], as described above, but instead, such collections [plus [Shared Principal Collections, if any, from other Series allocated to the [Class A][Class B] Certificates] [other amounts]] will be deposited [monthly] in a trust account established with the Trustee (the "Principal
                                             Funding Account") on each [Distribution Date beginning with the Distribution Date]
                                             [Transfer Date beginning with the Transfer Date] [later date] in the month following the commencement of the Controlled Accumulation Period; provided, however, the Servicer may, based on the principal payment rate on the Receivables and the amount of principal distributable to Certificateholders, postpone the commencement of the Controlled
                                             Accumulation Period and extend the length of the Revolving Period.]  During the
                                             Controlled Accumulation Period[, Rapid Accumulation Period] or the Rapid Amortization
                                             Period, the amount of collections of Principal Receivables allocated to the
                                             Certificates [for each related Monthly Period] will be equal to the product of (a) the
                                             Fixed Investor Percentage and (b) such amount of collections of Principal Receivables.
                                             Such amount will be further allocated between the Class A Certificates [and] [,] the
                                             Class B Certificates [and the Collateral Interest] based on the Class A Fixed
                                             Percentage [and] [,] the Class B Fixed
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                                      S-18
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
                                             Percentage [and the Collateral Interest Fixed Percentage], respectively.  [If, for any Monthly Period, the collections of Principal Receivables so allocated (less any
                                             Reallocated Principal Collections that are used to pay any deficiency in the Required
                                             Amount) exceed the Controlled Deposit Amount, any such excess will be [first, to the extent necessary, treated as Shared Principal Collections,and then] paid from the Trust to the holder of the Seller Certificate on the following Distribution Date] [treated as
                                             Shared Principal Collections and used to pay the certificateholders of other Series]
                                             [paid to the CA Investors to the extent that the Collateral Interest exceeds the
                                             Required Collateral Interest], subject to certain conditions set forth in the
                                             Agreement.  If, for any Monthly Period, the collections of Principal Receivables so allocated (less any Reallocated Principal Collections that are used to pay any deficiency in the Required Amount) [and, to the extent available, [Shared Principal
                                             Collections allocated to the Certificates] other available amounts] are less than the
                                             Controlled Deposit Amount, the amount of such deficiency will be the Accumulation
                                             Shortfall for the succeeding Monthly Period.  The term "Controlled Accumulation Amount"
                                             means $__________.

                                           Unless the Rapid Amortization Period shall have commenced, all amounts in the Principal
                                             Funding Account will be invested by the Trustee in certain Permitted Investments
                                             [pursuant to a [guaranteed rate agreement] [guaranteed investment contract]].
                                             Investment earnings (net of investment losses and expenses) on funds on deposit in the
                                             Principal Funding Account (the "Principal Funding Investment Proceeds") will be used to pay interest on the Class A Certificates in an amount equal to, for each [Monthly]
                                             [Interest] Period, [one-twelfth of the product of (a) the Class A Certificate Rate and
                                             (b) the balance in the Principal Funding Account on the last day of the Monthly Period preceding [such] [the related] Monthly Period] [the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the balance in the Principal Funding Account as of the last day of the Monthly Period preceding [such] [the related] Monthly Period] (the
                                             "Class A Covered Amount").  [If, for any [Monthly] [Interest] Period, the Principal
                                             Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A
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
                                             Principal Funding Investment Shortfall") shall be paid from __________.]

                                           [Principal Funding Investment Proceeds will also be used to pay interest on the Class B
                                             Certificates in an amount equal to, for each [Monthly] [Interest] Period, [the sum of
                                             (1)] [one-twelfth of the product of (a) the Class B Certificate Rate and (b) the balance in the Principal Funding Account on the last day of the Monthly Period preceding [such] [the related] Monthly Period [the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class B Certificate Rate in effect with respect to the related Interest Period and (c) the balance in the Principal Funding Account as of the last day of the Monthly Period preceding [such] [the related] Monthly Period] (the
                                             "Class B Covered Amount").  [If, for any [Monthly] [Interest] Period, the Principal
                                             Funding Investment Proceeds are less than the Class B Covered Amount, the amount of such deficiency (the "Class B Principal Funding Investment Shortfall") shall be paid from __________.]]

                                           During the Controlled Accumulation Period, funds on deposit in the Principal Funding
                                             Account will be available to pay the Class A Certificateholders in respect of the Class
                                             A Investor Interest on the [Class A] Scheduled Payment Date [and then, after the Class
                                             A Certificateholders have been paid in full, to pay the Class B Certificateholders in respect of the Class B Investor Interest on the [Class B] Scheduled Payment Date].  If
                                             the aggregate principal amount of deposits made to the Principal Funding Account on or prior to the Scheduled Payment Date[s] is insufficient to pay in full the [Class A]
                                             Investor Interest on the Scheduled Payment Date[s] [the Rapid Amortization Period will commence as described below] [the Trustee will draw on the principal guaranty of
                                             __________].  [After the Class A Investor Interest has been paid in full, the Fixed
                                             Investor Percentage of the collections of Principal Receivables for any Monthly Period will be distributed to the Class B Certificateholders on each Distribution Date until the earlier of the date the Class B Investor Interest has been paid in full and the
                                             Series [199__-__] Termination Date [and then to the CA Investors on each Distribution
                                             Date until the earlier of the date the Collateral Interest is paid in full and the
                                             Series [199__-__] Termination Date].]  Although it is anticipated, based on the Payment
                                             Rate Assumptions,
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
                                             that principal will be deposited in the Principal Funding Account in an amount equal to the Controlled Accumulation Amount on each [Distribution] [Transfer] Date [on the ____
                                             business day of each [month]] and that scheduled principal will be available for distribution on [each] Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" in the Prospectus and "Maturity Assumptions"
                                             herein.]

[Rapid Accumulation Period  . . . . . . .  [Except as otherwise provided herein,] the Rapid Accumulation Period will begin on the day on which a Pay Out Event has occurred and end on the earliest of (a) the commencement of the Rapid Amortization Period, (b) the date on which the Investor
                                             Interest [and the Collateral Interest] has been paid in full or (c) the Series
                                             [199_-__] Termination Date (the "Rapid Accumulation Period").  During the Rapid
                                             Accumulation Period, Available Investor Principal Collections will be deposited monthly in the Principal Funding Account on each Transfer Date during the Rapid Accumulation
                                             Period until the balance on deposit in the Principal Funding Account equals the
                                             Investor Interest [and the Collateral Interest].  The Available Investor Principal
                                             Collections will not be subject to the Controlled Deposit Amount.

                                           During the Rapid Accumulation Period all funds on deposit in the Principal Funding
                                             Account will be invested by the Trustee in certain Permitted Investments.  Principal
                                             Funding Investment Proceeds during the Rapid Accumulation Period will be used to pay interest on the [Class A] [Class B] Certificates [and such other amounts].

                                           [Except as otherwise provided herein,] funds on deposit in the Principal Funding Account during the Rapid Accumulation Period will be available to pay the Class A
                                             Certificateholders in respect of the Class A Investor Interest on the Class A Scheduled
                                             Payment Date and the Class B Certificateholders in respect of the Class B Investor
                                             Interest on the Class B Scheduled Payment Date [and the Collateral Interest].  If the
                                             aggregate principal amount of deposits made to the Principal Funding Account during the
                                             Rapid Accumulation Period are insufficient to pay in full either the Class A Investor
                                             Interest on the Class A Scheduled Payment Date or the Class B Investor on the Class B
                                             Scheduled Payment Date [or upon such other event], the Rapid Amortization Period will commence as described herein.]
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
Rapid Amortization Period . . . . . . . .  During the period beginning on the day on which a Pay Out Event has occurred [or after such time after a Pay Out Event has occurred and the Rapid Accumulation Period has commenced as described herein] and ending no earlier than payment in full of the Class
                                             A Investor Interest and the Class B Investor Interest [and the Collateral Interest]
                                             [and the Enhancement Invested Amount] and no later than the Series [199__-__]
                                             Termination Date (the "Rapid Amortization Period"), collections of Principal
                                             Receivables allocated to the Class A Investor Interest and the Class B Investor
                                             Interest [and the Collateral Interest] [and the Enhancement Invested Amount] will no longer [be paid or accumulated for payment to the Certificateholders or to the holder of the Seller Certificate] [or treated as Shared Principal Collections], as described above, but instead, such collections [plus [Shared Principal Collections, if any, from other Series allocated to Series [199__-__]] [other amounts]] (less any Reallocated
                                             Principal Collections that are used to pay any deficiency in the Required Amount) will be distributed [monthly] on each Distribution Date to Class A Certificateholders until they have been paid in full, and then to Class B Certificateholders, [and, after payment in full of the Certificates, to the CA Investors up to the Collateral Interest]
                                             [and the Enhancement Invested Amount] beginning with the Distribution Date in the month following the commencement of the Rapid Amortization Period.  See "Description of the
                                             Certificates -- Pay Out Events" herein for a discussion of the events which might lead to commencement of the Rapid Amortization Period.

[Additional Amounts
  Available to Class A
  Certificateholders  . . . . . . . . . .  If collections of Finance Charge Receivables allocable to the Class A Certificates for any related Monthly Period [and certain other amounts described herein] are less than
                                             Class A Monthly Interest and any overdue Class A Monthly Interest [(with interest thereon)] [accrued for the related Interest Period] [due on the related Distribution
                                             Date], the Class A Servicing Fee for the related Monthly Period and any overdue Class A
                                             Servicing Fee and the Class A Investor Default Amount for the related Monthly Period
                                             (such insufficiency being the "Required Amount"), Excess Spread will be applied to fund the Required Amount.  "Excess Spread" for any Monthly Period will equal the excess of collections of [(a)] Finance Charge Receivables and annual membership fees allocated to the Class A Certificates

                                             and the Class B Certificates [and the Collateral Interest] [and (b) other available funds described herein] over the sum of (i) current Monthly Interest and overdue
                                             Monthly Interest on the Class A and Class B Certificates, (ii) accrued and unpaid Class
                                             A and Class B Servicing Fees, (iii) the Class A Investor Default Amount [and (iv)
                                             unreimbursed Class A Charge-Offs] [and (v) certain unreimbursed reductions in the
                                             Enhancement Invested Amount, if any].  [If Excess Spread available with respect to such related Monthly Period is less than the Required Amount, certain other available amounts, [including amounts available from the Credit Enhancement] [Reallocated
                                             Collateral Principal Collections] [and Shared Excess Finance Charge Collections for
                                             such Monthly Period, if any, allocated to the Class A Certificates], will then be used to fund the remaining Required Amount.] If [the sum of] Excess Spread [Shared Excess
                                             Finance Charge Collections] [Reallocated Collateral Principal Collections] [other available funds] with respect to such related Monthly Period is less than the Required
                                             Amount, collections of Principal Receivables for such related Monthly Period in an amount equal to (a) with respect to any related Monthly Period during the Revolving
                                             Period, the applicable Class B Floating Percentage of the Floating Investor Percentage
                                             of collections in respect of Principal Receivables for such related Monthly Period and
                                             (b) with respect to any related Monthly Period during an Amortization Period
                                             [Accumulation Period], the applicable Class B Fixed Percentage of the Fixed Investor
                                             Percentage of collections in respect of Principal Receivables for such related Monthly
                                             Period, will then be used to fund the remaining Required Amount (such amount
                                             "Reallocated Principal Collections").  If Reallocated Principal Collections with respect to any related Monthly Period are insufficient to fund the remaining Required
                                             Amount for such related Monthly Period, then a portion of the Class B Investor Interest equal to such insufficiency (but not in excess of the Class A Investor Default Amount for such related Monthly Period) will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates.  If the [Collateral Interest and
                                             the] Class B Investor Interest is reduced to zero, the Class A Investor Interest will be reduced if the Required Amount for any related Monthly Period exceeds the sum of
                                             Excess Spread and Reallocated Principal Collections [and certain other amounts
                                             [including Shared Excess Finance Charge Collections allocated to the Class A
                                             Certificates] described herein] for such related Monthly

                                             Period, but not by more than the Class A Investor Default Amount for such related
                                             Monthly Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.  See "Description of the Investor Certificates -- Reallocation of Cash Flows; Class B Investor Interest"
                                             herein.]

Subordination of the
  Class B Certificates  . . . . . . . . .  The Class B Certificates will be subordinated as described herein to the extent necessary to fund payments with respect to the Class A Certificates as described herein.  To the extent the Class B Investor Interest is reduced, the percentage of collections of
                                             Finance Charge Receivables allocable to the Class B Certificateholders in subsequent
                                             Monthly Periods will be reduced.  Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal available for distribution to the Class B Certificateholders will be reduced.  See "Description of the Certificates -- Allocation Percentages" and "-- Subordination of the Class B
                                             Certificates" herein.

[Shared Excess Finance Charge
  Collections . . . . . . . . . . . . . .  Excess Finance Charge Collections with respect to any Series in Group ____ during any
                                             Monthly Period will be combined and applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables [and other amounts]
                                             allocable to the [Class A] [Class B] Certificates [Collateral Interest] [and other
                                             Series then outstanding, pro rata] based upon the amount of the shortfall, if any, with respect to the [Class A] [Class B] Certificates [and such other Series (as combined,
                                             "Shared Excess Finance Charge Collections")].  Any Shared Excess Finance Charge
                                             Collections remaining after covering shortfalls with respect to the [Class A] [Class B]
                                             Certificates [and other outstanding Series] will be paid to the [Seller].]

                                           [With respect to any Transfer Date, prior to an Economic Pay Out Distribution Date, if the amount on deposit in the Cash Collateral Account is less than the Required Cash
                                             Collateral Amount, Excess Finance Charge Collections, if any, will be deposited into the Cash Collateral Account to the extent of such shortfall.]  "Excess Finance Charge
                                             Collections" with respect to a Series for any Monthly Period will equal the excess of collections of Finance Charge Receivables and annual membership fees [and other amounts] allocated to the

                                             Investor Interest over the sum of (i) current Monthly Interest, any overdue Monthly
                                             Interest and any Additional Interest on the Certificates, (ii) the Investor Servicing
                                             Fee and any accrued and unpaid Investor Servicing Fees, (iii) the Investor Default
                                             Amount, [and] (iv) unreimbursed Investor Charge-Offs [and (v) certain unreimbursed reductions in the Enhancement Invested Amount, if any].  Excess Finance Charge
                                             Collections with respect to the Series 199__-__ Certificates will become Shared Excess
                                             Finance Charge Collections and applied as described herein.

                                           [In addition, if on any Transfer Date the amount on deposit in the Cash Collateral
                                             Account exceeds the Required Cash Collateral Amount, such excess will be withdrawn from the Cash Collateral Account and applied in accordance with the Loan Agreement.  See
                                             "Description of the Certificates -- The Cash Collateral Account."]

[Shared Principal
  Collections . . . . . . . . . . . . . .  To the extent that collections of Principal Receivables allocated to the Investor
                                             Interest with respect to the Certificates are not needed to make payments to the
                                             Certificates [or the Collateral Interest] [or required to be deposited in the Principal
                                             Funding Account], such collections ("Shared Principal Collections") will be applied to cover principal payments due to or for the benefit of certificateholders of other
                                             Series.  Any such reallocation will not result in a reduction in the Investor Interest with respect to the Certificates.  In addition, collections of Principal Receivables and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the [Class A] [Class B] Certificates.]

[Required Collateral
  Invested Amount . . . . . . . . . . . .  The "Required Collateral Interest" with respect to any [Transfer] [Distribution] Date for the Certificates means (i) $__________ initially (the "Initial Collateral Interest")]
                                             and (ii) thereafter an amount equal to the greater of (a) ____% of the sum of the
                                             Investor Interest plus the Collateral Interest and (b) ____% of the Investor Interest,
                                             in each case as of such [Transfer] [Distribution] Date after taking into account distributions made on such date; provided, however, (1) that if certain reductions in the Collateral Interest occur or if

                                             a Pay Out Event occurs, the Required Collateral Interest for such [Transfer]
                                             [Distribution] Date shall equal to the Required Collateral Interest for the [Transfer]
                                             [Distribution] Date immediately preceding the occurrence of such reduction or Pay Out
                                             Event; (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such [Transfer] [Distribution] Date; and (3) the Required Collateral Interest may be
                                             reduced at any time to a lesser amount if the Rating Agency Condition is satisfied.
                                             See "Description of the Certificates -- Required Collateral Amount" herein.

                                           With respect to any [Transfer] [Distribution] Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Finance Charge Collections, if available, will be reallocated to increase the Collateral Interest to the extent of such shortfall.  Any of such Excess Finance Charge Collections not required to be so reallocated with respect to any [Transfer] [Distribution] Date will be applied in accordance with the Loan Agreement among the Seller, the Trustee, the Servicer and the
                                             CA Investors (the "Loan Agreement").

                                           [With respect to any [Transfer] [Distribution] Date during the Controlled Amortization
                                             Period, an amount equal to the excess of the Collateral Interest over the Required
                                             Collateral Interest will be paid to the CA Investors to the extent of the excess of the
                                             Percentage Allocation [plus certain other amounts over the Controlled Distribution
                                             Amount for such [Transfer] [Distribution] Date.]]

[Cash Collateral Account  . . . . . . . .  The Trust will have the benefit of the Cash Collateral Account, which will be held in the name of the Trustee for the benefit of the Certificateholders [and the Cash Collateral
                                             Depositor, as their interests appear in the Series [199__-__] Supplement and with respect to the Cash Collateral Depositor, the Loan Agreement].  See "Description of the
                                             Certificates -- The Cash Collateral Account."  The Cash Collateral Account will be funded on the Closing Date in the amount of $__________ (the "Initial Cash Collateral
                                             Amount") from the proceeds of a loan to be made to the Trust by the Cash Collateral
                                             Depositor pursuant to a loan agreement among the Seller, the Trustee and the Cash
                                             Collateral Depositor (the "Loan Agreement").  With respect to any Transfer Date, the amount available in the Cash Collateral Account (the "Available Cash Collateral
                                             Amount") will

                                             equal the lesser of the amount on deposit in the Cash Collateral Account (exclusive of interest and earnings thereon and net of any investment losses and expenses), [which shall be zero upon the termination of the Cash Collateral Account after any withdrawals on the Transfer Date preceding the Economic Pay Out Distribution Date,] and the
                                             Required Cash Collateral Amount.  The "Required Cash Collateral Amount" with respect to any Transfer Date means the product of (i) the [Adjusted] Investor Interest as of the last day of the Monthly Period preceding such date and (ii) ____%, but not less than
                                             $__________; provided, however, that if certain withdrawals are made from the Cash
                                             Collateral Account during the [Controlled Amortization Period] [Controlled Accumulation
                                             Period] [Principal Amortization Period] or if a Pay Out Event occurs, the Required Cash
                                             Collateral Amount for each Transfer Date thereafter shall equal the Required Cash
                                             Collateral Amount for the Transfer Date immediately preceding the occurrence of such withdrawal or such Pay Out Event.

                                           If, in any Monthly Period, collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest are insufficient to pay (i) current
                                             Monthly Interest on the Certificates, (ii) the Investor Servicing Fee and (iii) the
                                             Investor Default Amount, the Trustee will make a withdrawal from the Cash Collateral
                                             Account in an amount equal to the deficiency, up to the Available Cash Collateral
                                             Amount.  In the event the Available Cash Collateral Amount is reduced to less than
                                             ____% of the [Adjusted] Investor Interest, a Pay Out Event will occur and the [Rapid
                                             Amortization Period] [Rapid Accumulation Period] will commence.

                                           [In addition, upon the occurrence of an Economic Pay Out Event, after giving effect to any payment of principal to be made [or deposited] on the related Distribution Date as described under "Description of the Certificates -- Application of Collections --
                                             Payments of Principal," an amount equal to the lesser of (i) the Available Cash
                                             Collateral Amount (after giving effect to other withdrawals from the Cash Collateral
                                             Account on the Transfer Date prior to the Economic Pay Out Distribution Date) and
                                             (ii) the unpaid principal amount of the Certificates (the "Economic Pay Out Amount")
                                             will be withdrawn from the Cash Collateral Account and distributed to
                                             Certificateholders as principal on the first Distribution Date following the Monthly
                                             Period in which such Economic Pay Out Event occurred (the

                                             "Economic Pay Out Distribution Date").  Following such withdrawal from the Cash
                                             Collateral Account on the Transfer Date prior to such Economic Pay Out Distribution
                                             Date, the Cash Collateral Account will be terminated and no further deposits to, or withdrawals from, the Cash Collateral Account will be made for the benefit of the
                                             Certificateholders. See "Description of the Certificates -- The Cash Collateral
                                             Account."

                                           In the event the Available Cash Collateral Amount is reduced to zero, [including as a result of the Economic Pay Out Amount, or, following the occurrence of an Economic Pay
                                             Out Event, the Enhancement Invested Amount is also reduced to zero,] Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.  See "Description of the Certificates -- The Cash Collateral Account"
                                             herein and "Special Considerations -- Credit Enhancement" in the Prospectus.

                                           With respect to any Transfer Date, [prior to an Economic Pay Out Distribution Date,] if the amount on deposit in the Cash Collateral Account is less than the Required Cash
                                             Collateral Amount, Excess Finance Charge Collections, if any, will be deposited into the Cash Collateral Account to the extent of such shortfall.  "Excess Finance Charge
                                             Collections" for any Transfer Date will equal the excess of any collections of Finance
                                             Charge Receivables and annual membership fees allocated to the Investor Interest over the sum of (i) current Monthly Interest, any overdue Monthly Interest and any
                                             Additional Interest on the Certificates, (ii) the Investor Servicing Fee and any
                                             accrued and unpaid Investor Servicing Fees, (iii) the Investor Default Amount,
                                             (iv) unreimbursed Investor Charge Offs [and (v) certain unreimbursed reductions in the
                                             Enhancement Invested Amount, if any].  Any Excess Finance Charge Collections not
                                             deposited to the Cash Collateral Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement.  See "Description of the Certificates --
                                             Application of Collections -- Payment of Fees, Interest and Other Items."

                                           In addition, if on any Transfer Date the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, such excess will be withdrawn from the
                                             Cash Collateral Account and applied in accordance with the Loan Agreement.  See
                                             "Description of the Certificates -- The Cash Collateral Account."

                                           The Initial Cash Collateral Amount may be reduced without the consent of the
                                             Certificateholders, if the Seller receives written notice from each Rating Agency that such reduction will not result in a reduction or withdrawal of its then-current rating of the Certificates and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such reduction will not cause a Pay
                                             Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to the Series.]

[Credit Enhancement . . . . . . . . . . .  The Trust will have the benefit of a [letter of credit] [cash collateral guaranty]
                                             [collateral interest] [surety bond] [insurance policy] [spread account] [reserve account] [other credit enhancement] [issued by ___________] for the benefit of the
                                             [Class A] [and] [Class B] Certificateholders as described herein].  See "Description of the Certificates -- Credit Enhancement" herein.]

Optional Repurchase . . . . . . . . . . .  The Investor Interest will be subject to optional repurchase by the Seller on any
                                             Distribution Date after [the sum of] the Investor Interest [and the Enhancement
                                             Invested Amount, if any,] [and the Collateral Interest] is reduced to an amount less than or equal to $__________ (____% of the Initial Investor Interest [and the Initial
                                             Collateral Interest]), if certain conditions set forth in the Agreement are met.  The repurchase price will be equal to [the sum of] the Investor Interest [less the amount, if any, on deposit in the Principal Funding Account)] [and the Enhancement Invested
                                             Amount, if any,] [and the Collateral Interest] plus accrued and unpaid interest on the
                                             Class A Certificates and the Class B Certificates [and interest or other amounts payable on the [Enhancement Invested Amount] [Collateral Interest], if any,] through the day preceding the Distribution Date on which the repurchase occurs.  See
                                             "Description of the Certificates -- Final Payment of Principal; Termination" in the
                                             Prospectus.

Trustee . . . . . . . . . . . . . . . . .  [__________].

Tax Status  . . . . . . . . . . . . . . .  Special Counsel to the Seller is of the opinion that under existing law the Certificates will be characterized as debt for federal income tax purposes.  Under the Agreement, the Seller and the Certificate Owners will agree to treat the Certificates as debt for federal income tax purposes.  See "Certain Federal Income Tax

                                             Consequences" in the Prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations  . . . . . . . . . .  Subject to the considerations described below, the Certificates are eligible for purchase by employee benefit plan investors.  Under a regulation issued by the Department of
                                             Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Certificates if certain conditions are met, including that the Certificates must be held, upon completion of the public offering made hereby, by at least 100 investors who are independent of the Seller and of one another.  The Underwriter[s]
                                             expect that the Certificates will be held by at least 100 independent investors at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure that such condition will be met.  The Seller anticipates that the other conditions of the regulation will be met.  If the Trust's assets were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 independent investor criterion is not satisfied) violation of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended
                                             ("ERISA"), could result and generate excise tax and other liabilities under ERISA and
                                             Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless a satisfactory, regulatory or administrative exemption is available.  It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust's assets.  Accordingly, employee benefit plan fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase.  See "ERISA Considerations" in the Prospectus.

Class A Certificate
  Rating  . . . . . . . . . . . . . . . .  It is a condition to the issuance of the Class A Certificates that they be rated in the
                                             [highest rating category] [one of the four highest rating categories] by at least one nationally recognized rating agency.

Class B Certificate
  [Rating]  . . . . . . . . . . . . . . .  [It is a condition to the issuance of the Class B Certificates that they be rated [in one of the four highest rating categories] by at least one nationally recognized rating agency.]  [The Class B Certificates are not offered hereby.]

[Listing  . . . . . . . . . . . . . . . .  Application will be made to list the Certificates on the Luxembourg Stock Exchange]
                                             [other exchange].]

                                 [RISK FACTORS]

         LIMITED LIQUIDITY. There is currently no market for the Class A Certificates and Class B Certificates. The Underwriter[s] intend[s] to make a market in the Certificates, but [is] [are] not obligated to do so. There is no assurance that a secondary market will develop, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

         [DISCOUNT OPTION. Pursuant to the Agreement, the Seller has the option to designate a fixed percentage of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would result in an increase in the amount of Finance Charge Receivables and a slower payment rate of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Agreement, the Seller can make such a designation without notice to or the consent of certificateholders. The Seller must provide [30] days' prior written notice to the Servicer, the Trustee, any provider of Enhancement and each Rating Agency of any such designation, and such designation will become effective only if (i) in the reasonable belief of the Seller such designation would not cause a Pay Out Event to occur or an event which with notice or the lapse of time or both would constitute a Pay Out Event and (ii) each Rating Agency confirms in writing its then current rating on any outstanding Series. See "Description of the Certificates -- Discount Option" in the Prospectus.]

         CREDIT ENHANCEMENT. Although Credit Enhancement with respect to the Certificates will be provided by the [subordination of the Class B Certificates to the Class A Certificates] [Letter of Credit] [Cash Collateral Guaranty] [Cash Collateral Account] [Collateral Interest] [Surety Bond] [Insurance Policy] [Spread Account] [Reserve Account], the amount [available thereunder] [pursuant thereto] is limited, [is expected to] [may] decline during an Amortization Period [Accumulation Period] [or under certain circumstances may be reduced] and will be reduced by payments made pursuant thereto. If the amount available under such Credit Enhancement has been reduced to zero, [Class A] Certificateholders [and Class B Certificateholders] will [each] bear directly the credit and other risks associated with their respective undivided interests in the Trust.

         EFFECT OF SUBORDINATION OF CLASS B CERTIFICATES; PRINCIPAL PAYMENTS. The Class B Certificates are subordinated in right of payment of principal to the Class A Certificates. [Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein.] Moreover, the Class B Investor Interest is subject to reduction if the Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread [and certain other amounts described herein]. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Investor Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal available for distribution to the Class B Certificateholders will be reduced. See "Description of the Investor Certificates -- Investor Percentage and Seller Percentage", "-- Subordination of the Class B Certificates" and "-- Reallocation of Cash Flows; Class B Investor Interest" herein. [Although credit enhancement with respect to the Class B Certificates will be provided by the Credit Enhancement, the amount thereunder is limited and will be reduced by unreimbursed draws made thereunder.]

         RATING OF THE CLASS A [AND CLASS B] CERTIFICATES. It is a condition to issuance of the Class A Certificates that they be rated in [the highest rating category] [one of the four highest rating categories] by at least one nationally recognized rating agency (the "Rating Agency"). [As used herein, the term "Rating Agency" means Standard & Poor's Corporation, Moody's Investors Service Inc. [or other rating agency].] The rating of the Class A Certificates is based primarily on the quality of the Receivables and the terms of the Class B Certificates [and the [credit rating] [initial amount] of the Credit Enhancement]. [It is a condition to the issuance of the Class B Certificates that they be rated in [one of the four highest rating categories] or its equivalent by at least one nationally recognized Rating Agency. The rating of the Class B Certificates is based primarily on the value of the Receivables [and the [credit rating] [initial amount] of Credit Enhancement].] The ratings are not a recommendation to purchase, hold or sell Certificates, and such rating does not comment as to the marketability of the Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances so warrant.]


                          MBNA'S CREDIT CARD PORTFOLIO

GENERAL

         The Receivables conveyed or to be conveyed to the Trust by MBNA pursuant to the Agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio. In addition, the Seller may purchase portfolios of credit card accounts from other credit card issuers which may be included in the Trust as Additional Accounts. Such accounts may not be originated, used or collected in the same manner as the VISA and MasterCard International accounts described below and may differ with respect to loss and delinquency and revenue experience and historical payment rates. Such accounts may also have different terms than the accounts described below, including lower periodic finance charges. Consequently, the addition of the receivables arising in such accounts to the Trust could have the effect of reducing the Portfolio Yield. Additional Accounts may consist of Eligible Accounts which are not currently in existence and which are selected using different eligibility criteria from those used in selecting the Accounts already included in the Trust.

BILLING AND PAYMENTS

         MBNA, using MBNA Information Services, Inc. ("MBNA I.S.") as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Customers generally receive a 25-day grace period on purchases. Currently, cardholders must make a monthly minimum payment at least equal to the greater of (i) [2.0]% of the statement balance plus past due amounts and (ii) a stated minimum monthly payment (generally $15) plus past due amounts. Certain eligible cardholders are given the option periodically to take a payment deferral.

         The finance charges assessed monthly are calculated by multiplying the account's average daily balance(s) by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the due date, which is generally 25 days after the billing date. Finance charges are calculated on cash advances from the date of the transaction. Currently, MBNA generally treats the day (excluding Sundays and bank holidays) before the day on which a cash advance check is presented to MBNA for payment as the transaction date for such check.

         MBNA offers fixed rate and variable rate credit card accounts. Generally, fixed annual percentage rates range from [11.9]% to [19.8]% and variable rates range from [7.6%] to [10.9%] above the prime rate. MBNA also offers temporary promotional rates and, under certain circumstances, the period charges on a limited number of accounts may be either greater than or less than those assessed by MBNA generally.

         MBNA charges annual membership fees (generally ranging from $[18] to $[40]) on most accounts although under various marketing programs these fees may not be assessed or may be waived or rebated. For most credit card accounts, MBNA also assesses late and overlimit charges (generally $[15]) and returned check charges (generally $[15]). For most accounts, MBNA assesses a cash advance fee generally ranging from [1%] to [2%] of the cash advance amount with a $[2] minimum fee and a maximum fee of either $[10] or $[25].

DELINQUENCY AND LOSS EXPERIENCE

         An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to collect contractually delinquent credit card receivables currently are made by MBNA's Customer Assistance personnel. Collection activities include statement messages, telephone calls and formal collection letters. MBNA employs two principal computerized systems for collecting past due accounts. The Predictive Management System analyzes each cardholder's purchase and repayment habits and selects accounts for initial contact with the objective of contacting the highest risk accounts first. The accounts selected are queued to MBNA's proprietary Outbound Call Management System ("OCMS"). OCMS sorts accounts by a number of factors, including time zone, degree of delinquency and dollar amount due. OCMS automatically dials delinquent accounts in order of priority. Representatives are automatically linked to the cardholder's account information and voice line when a contact is established.

         Accounts are worked continually at each stage of delinquency through the 150 day past due level. As an account enters the 180 day delinquency level, it is classified as a potential charge-off. Accounts failing to make a payment during the 180 day cycle are written off. Managers may defer charge-off of an account for another month, pending continued payment activity or other special circumstances. Senior manager approval is required on all exceptions to charge-off. Accounts of customers in bankruptcy are charged-off in a manner consistent with this policy.

         The following tables set forth the delinquency and loss experience for each of the periods shown for the Bank Portfolio. The Bank Portfolio's delinquency and loss experience is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio of credit card accounts. As of the beginning of the day on _________, ____, the Receivables in the Trust Portfolio represent approximately ____% of the Bank Portfolio. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.

                                                        DELINQUENCY EXPERIENCE
                                                            BANK PORTFOLIO
                                                        (DOLLARS IN THOUSANDS)

                                                           DECEMBER 31,
                            -----------------------------------------------------------------------------------------------------
                                   ______, 199__                  199__                     199__                     199__
                                 -----------------     -----------------------   -----------------------  ------------------------
                                          PERCENTAGE                PERCENTAGE                PERCENTAGE               PERCENTAGE
                                            OF TOTAL                 OF TOTAL                  OF TOTAL                  OF TOTAL
                             RECEIVABLES RECEIVABLES  RECEIVABLES  RECEIVABLES  RECEIVABLES   RECEIVABLES  RECEIVABLES  RECEIVABLES
                             -----------  ----------  -----------   ----------  -----------   ----------  -----------  ----------
Receivables Outstanding(1)  $                         $                         $                        $

Receivables Delinquent:

35 - 64 Days                $                     %   $                     %   $                     %  $                     %

65 - 94 Days

95 or More Days
                              ---------   ----           --------   ----           -------    ----           -------    ----

         Total              $                     %   $                     %   $                     %  $                     %
                              =========   ====           ========   ====           =======    ====           =======    ====

----------------------------
(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.


                                                     GROSS CHARGE-OFF EXPERIENCE
                                                            BANK PORTFOLIO
                                                        (DOLLARS IN THOUSANDS)
                                                                                         YEAR ENDED DECEMBER 31,
                                                           ____ MONTHS ENDED    ------------------------------------------------
                                                             ________, 199__          199__           199__            199__
                                                          -------------------   ---------------     ----------     --------------
     Average Receivables Outstanding(1)  . . . . . . .         $                  $                $                $

     Total Gross Charge-Offs(2)  . . . . . . . . . . .

     Total Charge Offs as a percentage
       of Average Receivables Outstanding(3) . . . . .                  %                   %                %                %

----------------------------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Total Charge-Offs are total principal and interest charge offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.
(3) The percentage reflected for the ____ months ended __________, ____ is an annualized figure.

    [INTERCHANGE

        The Seller will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to the Certificates on the basis of the percentage equivalent of the ratio [which the amount of the Investor Percentage, with regard to Finance Charge Receivables, of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by MBNA as reasonably estimated by the Seller]. VISA and MasterCard may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge

Receivables, allocating collections of Finance Charge Receivables to Certificateholders, making required monthly payments, including interest payments on the Certificates [and making payment of the Investor Servicing Fee], and calculating the Portfolio Yield. See "MBNA's Credit Card Activities -- Interchange" in the Prospectus.]


                                THE RECEIVABLES

         The Receivables to be conveyed to the Trust arise in Accounts selected from the [Bank Portfolio] [and/or] [Purchased Accounts] on the basis of criteria set forth in the Agreement as applied on the Cut Off Date [and, with respect to Additional Accounts, as of the related date of their designation] (the "Trust Portfolio"). Pursuant to the Agreement, the Seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Seller designates such accounts as Additional Accounts. [On __________, the Seller designated Additional Accounts and conveyed the Receivables arising therein to the Trust, which included approximately $____ million of Principal Receivables.] [In addition, the Seller is required to designate Additional Accounts, to the extent available, (x) to maintain the Seller Interest so that, during any period of [30] consecutive days, the Seller Interest averaged over that period equals or exceeds ____% or such higher percentage as may be specified in any series supplement (such percentage, the "Minimum Seller Interest") of the average Principal Receivables for the same period, and (y) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables in an amount equal to or greater than the Minimum Aggregate Principal Receivables. [The Seller may, upon 30 days prior notice to the Trustee, reduce the Minimum Seller Interest, provided that such reduction will not result in a reduction or withdrawal of the then-current ratings of the Certificates, and provided further, the Minimum Seller Interest shall never be less than 2%.] "Minimum Aggregate Principal Receivables" shall mean an amount equal to the sum of the initial investor interests for all Series then outstanding.] The Seller will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Further, pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions) to designate certain Accounts and to require the Trustee to reconvey all receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Seller on the Cut Off Date plus any Additional Accounts minus any Removed Accounts.] As of the [Cut Off Date] [Initial Closing Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust,] and on the date any new Receivables are created, the Seller represents and warrants to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates -- Representations and Warranties" in the Prospectus.

         The Receivables in the Trust Portfolio, as of the beginning of the day on __________, _____ [the Cut Off Date], included $__________ of Principal Receivables and $__________ of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $__________ and an average credit limit of $__________. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was ____%. The average age of the Accounts was approximately ____ months. As of the beginning of the day on __________, _____, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in ____ States and the District of Columbia. As of the beginning of the day on __________, ____, ____% of the Accounts were standard accounts and ____% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were ____% and ____%, respectively.

         The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on __________, ____ [the Cut Off Date]. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                                                 COMPOSITION BY ACCOUNT BALANCE
                                                        TRUST PORTFOLIO

                                                                PERCENTAGE
                                                                 OF TOTAL                                        PERCENTAGE
                                               NUMBER OF        NUMBER OF                                         OF TOTAL
ACCOUNT BALANCE RANGE                          ACCOUNTS          ACCOUNTS                RECEIVABLES             RECEIVABLES
---------------------                         ----------    -----------------       --------------------       ---------------
Credit Balance  . . . . . . . . . . . . .                                  %          $                                   %
No Balance  . . . . . . . . . . . . . . .
$      .01 - $ 5,000.00 . . . . . . . . .
$ 5,000.01 - $10,000.00 . . . . . . . . .
$10,000.01 - $15,000.00 . . . . . . . . .
$15,000.01 - $20,000.00 . . . . . . . . .
$20,000.01 - $25,000.00 . . . . . . . . .
$25,000.01 or More
                                              ----------      --------             ---------------------     ----------


         TOTAL  . . . . . . . . . . . . .                                  %          $                                   %
                                              ==========      ========             =====================     ==========




                                                  COMPOSITION BY CREDIT LIMIT
                                                        TRUST PORTFOLIO

                                                                PERCENTAGE
                                                                 OF TOTAL                                        PERCENTAGE
                                               NUMBER OF        NUMBER OF                                         OF TOTAL
CREDIT LIMIT RANGE                             ACCOUNTS          ACCOUNTS                RECEIVABLES             RECEIVABLES
------------------                            ----------    -----------------       --------------------       ---------------
Less than $ 5,000.00  . . . . . . . . . .                                  %          $                                   %
$ 5,000.01 - $10,000.00 . . . . . . . . .
$10,000.01 - $15,000.00 . . . . . . . . .
$15,000.01 - $20,000.00 . . . . . . . . .
$20,000.01 - $25,000.00 . . . . . . . . .
                                              ----------      --------
$25,000.01 or More
                                                                                     -------------------    -----------

         TOTAL  . . . . . . . . . . . . .                                  %          $                                   %
                                              ==========      ========               ===================    ===========

                                                 COMPOSITION BY PERIOD OF DELINQUENCY
                                                           TRUST PORTFOLIO

                                                                   PERCENTAGE
                                                                    OF TOTAL                                        PERCENTAGE
        PERIOD OF DELINQUENCY                     NUMBER OF        NUMBER OF                                         OF TOTAL
   (DAYS CONTRACTUALLY DELINQUENT)                ACCOUNTS          ACCOUNTS                    RECEIVABLES         RECEIVABLES
   -------------------------------               ----------        ----------                   -----------         -----------
   Not Delinquent  . . . . . . . . . . . . .                                  %          $                                   %
   Up to 34 Days . . . . . . . . . . . . . .
   35 to 64 Days . . . . . . . . . . . . . .
   65 to 94 Days . . . . . . . . . . . . . .
   95 or More Days . . . . . . . . . . . . .
                                                    -------         -----                        ----------       -----

            TOTAL  . . . . . . . . . . . . .                                  %          $                                   %
                                                    =======         =====                        ==========       =====




                                                      COMPOSITION BY ACCOUNT AGE
                                                           TRUST PORTFOLIO

                                                                   PERCENTAGE
                                                                    OF TOTAL                                        PERCENTAGE
                                                  NUMBER OF        NUMBER OF                                         OF TOTAL
   ACCOUNT AGE                                    ACCOUNTS          ACCOUNTS                    RECEIVABLES         RECEIVABLES
   -----------                                   ----------        ----------                   -----------         -----------
   Not More than 6 Months                                                     %          $              (  )                 %
   Over 6 Months to 12 Months
   Over 12 Months to 24 Months
   Over 24 Months to 36 Months
   Over 36 Months to 48 Months
   Over 48 Months to 60 Months
   Over 60 Months to 72 Months
   Over 72 Months
                                                    -------         -----                        ----------    ----------
            TOTAL  . . . . . . . . . . . . .                                  %          $                                   %
                                                    =======         =====                        ==========    ==========

                                                 GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                                           TRUST PORTFOLIO

                                                                         PERCENTAGE
                                                         NUMBER           OF TOTAL                                     PERCENTAGE
                                                           OF             NUMBER OF                                     OF TOTAL
 STATE                                                  ACCOUNTS          ACCOUNTS              RECEIVABLES            RECEIVABLES
 -----                                                 ----------        ----------             -----------            -----------
 Alabama . . . . . . . . . . . . . . . . . . . .                                   %       $                                    %
 Alaska  . . . . . . . . . . . . . . . . . . . .
 Arizona . . . . . . . . . . . . . . . . . . . .
 Arkansas  . . . . . . . . . . . . . . . . . . .
 California  . . . . . . . . . . . . . . . . . .
 Colorado  . . . . . . . . . . . . . . . . . . .
 Connecticut . . . . . . . . . . . . . . . . . .
 Delaware  . . . . . . . . . . . . . . . . . . .
 Florida . . . . . . . . . . . . . . . . . . . .
 Georgia . . . . . . . . . . . . . . . . . . . .
 Hawaii  . . . . . . . . . . . . . . . . . . . .
 Idaho . . . . . . . . . . . . . . . . . . . . .
 Illinois  . . . . . . . . . . . . . . . . . . .
 Indiana . . . . . . . . . . . . . . . . . . . .
 Iowa  . . . . . . . . . . . . . . . . . . . . .
 Kansas  . . . . . . . . . . . . . . . . . . . .
 Kentucky  . . . . . . . . . . . . . . . . . . .
 Louisiana . . . . . . . . . . . . . . . . . . .
 Maine . . . . . . . . . . . . . . . . . . . . .
 Maryland  . . . . . . . . . . . . . . . . . . .
 Massachusetts . . . . . . . . . . . . . . . . .
 Michigan  . . . . . . . . . . . . . . . . . . .
 Minnesota . . . . . . . . . . . . . . . . . . .
 Mississippi . . . . . . . . . . . . . . . . . .
 Missouri  . . . . . . . . . . . . . . . . . . .
 Montana . . . . . . . . . . . . . . . . . . . .
 Nebraska  . . . . . . . . . . . . . . . . . . .
 Nevada  . . . . . . . . . . . . . . . . . . . .
 New Hampshire . . . . . . . . . . . . . . . . .
 New Jersey  . . . . . . . . . . . . . . . . . .
 New Mexico  . . . . . . . . . . . . . . . . . .
 New York  . . . . . . . . . . . . . . . . . . .
 North Carolina  . . . . . . . . . . . . . . . .
 North Dakota  . . . . . . . . . . . . . . . . .
 Ohio  . . . . . . . . . . . . . . . . . . . . .
 Oklahoma  . . . . . . . . . . . . . . . . . . .
 Oregon  . . . . . . . . . . . . . . . . . . . .
 Pennsylvania  . . . . . . . . . . . . . . . . .
 Rhode Island  . . . . . . . . . . . . . . . . .
 South Carolina  . . . . . . . . . . . . . . . .
 South Dakota  . . . . . . . . . . . . . . . . .
 Tennessee . . . . . . . . . . . . . . . . . . .
 Texas . . . . . . . . . . . . . . . . . . . . .
 Utah  . . . . . . . . . . . . . . . . . . . . .
 Vermont . . . . . . . . . . . . . . . . . . . .
 Virginia  . . . . . . . . . . . . . . . . . . .
 Washington  . . . . . . . . . . . . . . . . . .
 West Virginia . . . . . . . . . . . . . . . . .
 Wisconsin . . . . . . . . . . . . . . . . . . .
 Wyoming . . . . . . . . . . . . . . . . . . . .
 District of Columbia  . . . . . . . . . . . . .
 Other . . . . . . . . . . . . . . . . . . . . .
                                                          -------        -----                         ----------     -----

   TOTAL . . . . . . . . . . . . . . . . . . . .                                   %       $                                    %
                                                          =======        =====                         ==========     =====

                              MATURITY ASSUMPTIONS

         The Agreement provides that Certificateholders will not receive payments of principal until [the first Distribution Date with respect to the [Controlled Amortization Period] [Principal Amortization Period], which is the __________, 199__ Distribution Date,] [__________, 199__ (the "[Class A]
Scheduled Payment Date")], or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. [The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.]

         [Controlled Accumulation Period. During the Controlled Amortization Period, the Class A Certificateholders will be entitled to receive [monthly] payments of principal until the Class A Certificates have been paid in full [and then the Class B Certificateholders will be entitled to receive [monthly] payments of principal] equal to the lesser of (a) [the sum of (i)] the product of (A) the [Class A Fixed Percentage of the] Fixed Investor Percentage and (B) the amount of the collections of Principal Receivables received during the related Monthly Period [(other than Reallocated Principal Collections that are used to pay any deficiency in the Required Amount)], [(ii) Shared Principal Collections for such Monthly Period, if any, allocated to the [Class A] [Class B] Certificates,] [(iii) [other amounts]] and (b) the [applicable] Controlled Distribution Amount, which is equal to the sum of the [applicable] Controlled Amortization Amount and any existing [applicable] Deficit Controlled Amortization Amount (both as defined below).] [After the Class A Investor Interest has been paid in full, the Fixed Investor Percentage of the collections of Principal Receivables for any Monthly Period [(without regard to the Controlled Distribution Amount)] will be distributed to the Class B Certificateholders on each Distribution Date until the earlier of the date the Class B Investor Interest has been paid in full and the Series [199__-__] Termination Date.] The Controlled Amortization Amount is for the Class A Certificates $__________ [and for the Class B Certificates $__________]. The term "Deficit Controlled Amortization Amount" means zero on the Closing Date and, on any [Distribution Date] [Transfer Date] [subsequent date], the excess, if any, of the amount determined under clause (b) above over the amount determined under clause (a) above as of the end of the related Monthly Period. Although it is anticipated that principal payments will be made to Class A Certificateholders in an amount equal to the Controlled Amortization Amount [for each related Monthly Period] on each Distribution Date beginning on the __________, 199__ Distribution Date and ending on the __________, 199__
Distribution Date, [and to the Class B Certificateholders in an amount equal to the applicable Controlled Amortization Amount [for each related Monthly Period] on Distribution Dates [beginning on __________, 199__ and ending on __________, 199__] [after the Class A Certificates have been paid in full]], no assurance can be given in that regard. The Seller expects that there will be sufficient funds on each Distribution Date of the Controlled Amortization Period to [pay on such date the Controlled Amortization Amount] [for each related Monthly Period] based on the following assumptions (the "Payment Rate Assumptions"):
[(a) cardholder monthly payment rates for the Accounts are not less than ____% (which rate is below the lowest monthly payment rate shown in the "Cardholder Monthly Payment Rates for the Bank's Portfolio" table below), (b) the amount of Principal Receivables outstanding remains constant at the level of [the sum of] the amount of such Principal Receivables as of the Closing Date [and the amount of Principal Receivables delivered to the Trust by the end of the Funding Period], (c) Total Charge-Offs as a Percentage of Average Receivables Outstanding and Yield from Finance Charges, Fees [and Interchange] remain constant at the levels indicated in the related tables for the calendar year ended __________, ____ and [[____] months ended ____________, 199__] and (d) no
Pay Out Event occurs during the Controlled Amortization Period]. The Seller cannot predict, and no assurance can be given, as to the cardholder monthly payment rates which will actually occur in any future period, as to whether any of the above assumptions will prove to have been correct, or as to whether the actual rate of payment of principal of the Certificates will be as anticipated.]

         [During the Controlled Accumulation Period, amounts equal to [,for each Monthly Period,] the lesser of (a) [the sum of (i)] the product of (A) the [Class A Fixed Percentage of the] Fixed Investor Percentage and (B) the amount of collections of Principal Receivables during the related Monthly Period

(other than Reallocated Principal Collections that are used to pay any deficiency in the Required Amount), [(ii) Shared Principal Collections for such Monthly Period, if any, allocated to the [Class A] [Class B] Certificates,] [(iii) [other amounts] and (b) the [applicable] Controlled Deposit Amount, which is equal to the sum of the [applicable] Controlled Accumulation Amount for such Monthly Period and any [applicable] Accumulation Shortfall (both as defined below) will be deposited in the Principal Funding Account held by the Trustee (the "Principal Funding Account") on each [Distribution Date] [Transfer Date] [on the ____ business day in each calendar month].] The Controlled Accumulation Amount is $__________ [for the Class A Certificates [or such other amount determined as described herein]] [and $__________ for the Class B Certificates [or such other amount determined as described herein]]. [After the Class A Investor Interest has been paid in full, the Fixed Investor Percentage of the collections of Principal Receivables for any Monthly Period [(without regard to the Controlled Distribution Amount)] will be distributed to the Class B Certificateholders on each Distribution Date until the earlier of the date the Class B Investor Interest has been paid in full and the Series [199__-__] Termination Date.] The term "Accumulation Shortfall" means zero on the Closing Date, and on any [Distribution Date] [Transfer Date] [subsequent date], the excess, if any, of the amount determined under clause (b) above over the amount determined under clause (a) above as of the end of the related Monthly Period[s]. Amounts in the Principal Funding Account are expected to be available to pay scheduled payments of principal on the Scheduled Payment Date[s]. Although it is anticipated that collections of Principal Receivables will be available on [each Distribution Date] [for each Monthly Period] during the Controlled Accumulation Period to make a deposit of the Controlled Accumulation Amount and that scheduled principal payments will be paid to the [Class A] [Class B] Certificateholders on the Scheduled Payment Date[s], no assurance can be given in this regard. [If the scheduled principal amount is not available in the Principal Funding Account on any Scheduled Payment Date, a Pay Out Event will occur and a Rapid Amortization Period will commence. The Seller expects that there will be sufficient funds on each [Distribution Date] [Transfer Date] [subsequent date] of the [Controlled Accumulation Period and on the Scheduled Payment Date[s]] to accumulate [for each related Monthly Period] the Controlled Accumulation Amount and to pay on the Scheduled Payment Date[s] the Scheduled Principal Amounts, respectively, based on the following assumptions (the "Payment Rate Assumptions"): [(a) cardholder monthly payment rates for the Accounts are not less than ____% (which rate is below the lowest monthly payment rate shown in the "Cardholder Monthly Payment Rates for the Bank's Portfolio" table below), (b) the amount of Principal Receivables outstanding remains constant at the level of [the sum of] the amount of such Principal Receivables as of the Closing Date [and the amount of Principal Receivables delivered to the Trust by the end of the Funding Period], (c) Total Charge-Offs as a Percentage of Average Receivables Outstanding and Yield from Finance Charges, Fees [and Interchange] remain constant at the levels indicated in the related tables for the [____] months ended __________, 199__ and (d) no Pay Out Event occurs during the Controlled Accumulation Period]. The Seller cannot predict, and no assurance can be given, as to the cardholder monthly payment rates which will actually occur in any future period, as to whether any of the above assumptions will prove to have been correct or as to whether the actual rate of payment of principal of the Certificates will be as anticipated. [Funds on deposit in the Principal Funding Account applicable to the Series will be invested [in certain permitted investments] [pursuant to a [guaranteed rate agreement] [guaranteed investment contract] [with ___________] intended to assure a minimum rate of return on the investment of such funds.]

         [Principal Accumulation Period. During the Principal Amortization Period, the Class A Certificateholders will be entitled to [monthly] payments of principal equal to the product of (a) the Fixed Investor Percentage and (b) the amount of collections of Principal Receivables received by the Trust during the related Monthly Period[s] (other than Reallocated Principal Collections that are used to pay any deficiency in the Required Amount) [Shared Principal Collections, if any, allocated to the [Class A] Certificates] [and other amounts] [until the Class A Investor Interest is paid in full]. [After the Class A Certificates have been paid in full], amounts equal to the product of
(a) the Fixed Investor Percentage and (b) the amount of collections of Principal Receivables [Shared Principal Collections, if any, allocated to the [Class B] Certificates] [and other amounts] will be allocated to the Class B Certificates on a monthly basis until the earlier of and the date on which the Class B Certificates have been paid in full and the Series [199__-__ Termination Date. Principal so allocated on a monthly basis will be paid to Class A or Class B Certificateholders, as appropriate, on each Distribution Date during the Principal Amortization Period.]

         [Rapid Accumulation Period. If a Pay Out Event occurs during the Revolving Period or the Controlled Accumulation Period, the Rapid Accumulation Period will commence and any amount on deposit in the Principal Funding Account will be held for the benefit of Certificateholders, and [Available Investor Principal Collections] [such other amounts] will be deposited monthly in the Principal Funding Account on each [Distribution Date] [Transfer Date] [other date] during the Rapid Accumulation Period until the balance on deposit in the Principal Funding Account equals the Investor Interest. The [Available Investor Principal Collections] [such other amounts] will not be subject to the Controlled Deposit Amount. Unless as so provided herein, funds on deposit in the Principal Funding Account will be available to pay the [Class A] [Class B] Certificateholders in respect of the [Class A] [Class B] Investor Interest on the [Class A] [Class B] Scheduled Payment Date. If the aggregate principal amount of deposits made to the Principal Funding Account during the Rapid Accumulation Period are insufficient to pay in full the [Class A] [Class B] Investor Interest on the [Class A] [Class B] Scheduled Payment Date, the Rapid Amortization Period will commence. Unless as otherwise provided herein, funds on deposit in the Principal Funding Account will be distributed to the [Class A] [Class B] Certificateholders on the next succeeding [Distribution Date] [Transfer Date] [other date].]

         Pay Out Events. Should a Pay Out Event occur and the Rapid Amortization Period commence, the Class A Certificateholders will be entitled to monthly payments of principal equal to the product of (a) the Fixed Investor Percentage and (b) the amount of collections in respect of Principal Receivables received during the related Monthly Period (other than Reallocated Principal Collections that are used to pay any deficiency in the Required Amount) [Shared Principal Collections, if any, allocated to the Class A Certificates] [other amounts]. On each Distribution Date during the Rapid Amortization Period, the Class A Certificateholders shall receive the amount so allocated for the related Monthly Period [until the Class A Certificates have been paid in full]. [On each Distribution Date after the Class A Certificates have been paid in full, amounts equal to the product of (a) the Fixed Investor Percentage and (b) the amount of collections of Principal Receivables [Shared Principal Collections, if any, allocated to the Class B Certificates] [other amounts] will be paid to the Class B Certificates on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series [199__-__] Termination Date.] A Pay Out Event occurs, either automatically or after specified notice, upon [(a) the failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Seller, (c) certain insolvency events involving the Seller, [(d) a reduction in the [average] of the Portfolio Yields for any [____] consecutive Monthly Periods to a rate that is less than the [average] Base Rate [for such period] [(an "Economic Pay Out Event")],] (e) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(f) the failure of the Seller to convey Receivables arising under Additional Accounts to the Trust when required by the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (h) reduction of the [amount available under the Credit Enhancement] to less than ____ percent of the [Class A] [Class B] Investor Interest, [(i) insufficient moneys in the Principal Funding Account to pay the scheduled principal amount on the Scheduled Payment Date[s],] [or (j) other events]. See "Description of the Certificates -- Pay Out Events" herein. The term "Base Rate" means, [__________]. The term "Portfolio Yield" means [________].

         The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                                            CARDHOLDER MONTHLY PAYMENT RATES
                                                     BANK PORTFOLIO

                                            ____ MONTHS ENDED                             YEAR ENDED DECEMBER 31,
                                                                                     ---------------------------------
                                              ________, 199__                       199__      199__        199__
                                           --------------------                     ------    -------      -------
 Lowest Month  . . . . . . . . . . . .              __%                                 %            %               %
 Highest Month . . . . . . . . . . . .              __%                                 %            %               %
 Monthly Average . . . . . . . . . . .              __%                                 %            %               %

         Prior to May 1, 1991, the Seller required each cardholder to make monthly minimum payments of 3.0% of the statement balance plus past due amounts, insurance payments and other fees. Between May 1, 1991 and September 20, 1993, the Seller required each cardholder to make monthly minimum payments of 2.5% of the statement balance plus past due amounts. Currently, cardholders must make a monthly minimum payment equal to [2.0%] of the statement balance plus past due amounts. However, in all instances, the cardholder was and is required to make a monthly minimum payment (generally $[15]) plus past due amounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above.

         The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments [allocations] of principal on their Certificates during an Amortization Period [Accumulation Period], will be similar to the historical experience set forth above. If a Pay Out Event occurs [(including an Economic Pay Out Event)], the average life and maturity of the Certificates could be significantly reduced.

         Because there may be a slowdown in the payment rate below the payment rate used to determine the [Controlled Amortization Amount] [Controlled Accumulation Amount], or a Pay Out Event may occur which would initiate the Rapid Amortization Period [or Rapid Accumulation Period], there can be no assurance that the actual number of months elapsed from the date of issuance of the Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months. See "Maturity Assumptions" herein and "Special Considerations -- Payments and Maturity" in the Prospectus.


                       RECEIVABLE YIELD CONSIDERATIONS

         The gross revenues from finance charges and fees billed to accounts in the Bank Portfolio for each of the three calendar years contained in the period ended __________, ____ and the _______ months ended __________, ____ are set forth in the following table.

         [The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table.] During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. [However, the Seller believes that during the three calendar years ending __________, ____ and the _______ months ended __________, ____, the yield on an accrual basis closely approximated the yield on a cash basis.] The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of credit card fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Special Considerations" in the Prospectus.

                                                         BANK PORTFOLIO YIELD

                                                                                             YEAR ENDED DECEMBER 31,
                                                    ____ MONTHS ENDED          -------------------------------------------------
                                                      _______, 199__           199__                199__             199__
                                                   ------------------    -------------       ---------------    -----------------
     Average Account Monthly Accrued
     Finance Charges and Fees (1)(2) . . . . . .     $                   $                   $                   $

     Average Account Balance(3)  . . . . . . . .     $                   $                   $                   $

     Yield from Finance Charges
       and Fees(4) . . . . . . . . . . . . . . .                   %                  %                   %                  %

     [Yield from Interchange(5)] . . . . . . . .                   %                  %                   %                  %

     [Yield from Finance Charges, Fees and
       Interchange]  . . . . . . . . . . . . . .                   %                  %                   %                  %

 (1) Finance Charges and Fees are comprised of monthly periodic finance charges and other credit card fees but do not include revenue attributable to Interchange].
 (2) Average Account Monthly Accrued Finance Charges and Fees are presented net of adjustments made pursuant to MBNA's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.
 (3) Average Account Balances include purchases, cash advances and accrued and unpaid monthly periodic finance and other charges and are calculated based on the average of the account balances during the periods shown for accounts with charging privileges.
 (4) Yield from Finance Charges and Fees is the result of dividing the annualized Average Account Monthly Accrued Finance Charges and Fees by the Average Account Balance for the period.
[(5) Yield from Interchange is the result of dividing annualized revenue attributable to Interchange received during the period by the Average Account Balance for the period. The amount of Interchange for each of the years indicated above has been estimated.]

         The revenue for the Bank Portfolio of credit card accounts shown in the above table is comprised of monthly periodic finance charges and [,] credit card fees [and Interchange]. These revenues vary for each Account based on the type and volume of activity for each account. See "MBNA's Credit Card Portfolio" herein and "MBNA's Credit Card Activities" in the Prospectus.


                                USE OF PROCEEDS

         The net proceeds from the sale of the Certificates will be paid to the Seller. The Seller will use such proceeds for [its general corporate purposes].


                           MBNA AND MBNA CORPORATION

         MBNA America Bank, National Association, a national banking association located in Newark, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. Based on statistics compiled by MasterCard and VISA from member institutions as of __________ ____, 199__, MBNA was the nation's [leading] issuer of premium MasterCard credit cards and the ____ largest issuer of premium VISA credit cards based on managed loans. As of __________ ____, 199__, MBNA was the ____ largest lender of MasterCard and Visa accounts based on managed loans according to the 199__ issue of The Nilson Report, a bi-weekly industry publication. On a managed basis, MBNA maintained loan accounts with over [11] million customers with aggregate outstanding balances of $____ billion as of __________ ___, 199__. Of this amount, $___ billion were MasterCard and VISA credit card loans outstanding. As of __________, 199__, the premium credit card portfolio accounted for ____% of MBNA's MasterCard and Visa credit card account with outstanding balances and ____% of MBNA's MasterCard and VISA credit card loans outstanding.

         MBNA conducts all direct customer contact processes with respect to the cardholder. This involves a 24 hour, 365 day per year Customer Service telephone staff, Credit Decisions, Correspondence Resolution,

Security and Collections Operations. As of __________ ____, 199__, MBNA had assets of $____ billion, deposits of $____ billion and capital and surplus accounts of $____ million.

         MBNA is a wholly-owned subsidiary of the Corporation. MBNA was established in January 1991 in connection with a restructuring of the former MBNA America Bank, N.A., a wholly-owned subsidiary of MNC Financial, Inc. The Corporation is a bank holding company organized under the laws of Maryland in 1990 and registered under the Bank Holding Company Act of 1956, as amended. As of _________ ____, 199__, the Corporation had consolidated assets of $____ billion, consolidated deposits of $____ billion and capital and surplus accounts of $____ million. The principal asset of the Corporation is the capital stock of MBNA.


                        DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Agreement and the Series [199__-__] Supplement. Pursuant to the Agreement, the Seller and the Trustee may execute further series supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series [199__-__] Supplement. See "Description of the Certificates" in the Prospectus for additional information concerning the Certificates and the Agreement.

GENERAL

         The Certificates will represent undivided interests in certain assets of the Trust, including the right to applicable investor percentages of all cardholder payments on the Receivables in the Trust. Each Class A Certificate represents the right to receive payments of interest at the Class A Certificate Rate for the related [Interest] [Monthly] Period and payments of principal [during an Amortization Period] [on each Scheduled Payment Date] funded from collections of Finance Charge Receivables and annual membership fees and Principal Receivables, respectively, allocated to the Class A Investor Interest. Each Class B Certificate represents the right to receive payments of interest at the applicable Class B Certificate Rate for the related [Interest] [Monthly] Period, and [after the Class A Certificates have been paid in full], payments of principal funded from collections of Finance Charge Receivables and annual membership fees and Principal Receivables, respectively, allocated to the Class B Investor Interest. In addition to representing the right to payment from collections of Finance Charge Receivables, annual membership fees and Principal Receivables, each Class A Certificate also represents the right to receive payments from Excess Spread [and] [funds on deposit in the Pre-Funding Account and certain investment earnings thereon] [funds on deposit in the Principal Funding Account and certain investment earnings thereon] [Shared Excess Finance Charge Collections] Reallocated Principal Collections relating to the Class B Certificates, [Shared Principal Collections], [Credit Enhancement] [Collateral Interest]. In addition to representing the right to payment from collections of Finance Charge Receivables, annual membership fees and Principal Receivables, each Class B Certificate also represents the right to receive payments from Excess Spread [and] [funds on deposit in the Pre-Funding Account and certain investment earnings thereon] [funds on deposit in the Principal Funding Account and certain investment earnings thereon] [Shared Excess Finance Charge Collections] [Shared Principal Collections], [Credit Enhancement] [Collateral Interest]. Payments of interest and principal will be made on each Distribution Date on which such amounts are due to Certificateholders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

         The Seller initially will own the Seller Certificate. The Seller Certificate will represent an undivided interest in the Trust, including the right to a percentage (the "Seller Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentage and the applicable investor percentages for all Series of certificates then outstanding. The Seller Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement. See "Description of the Certificates -- Certain Matters Regarding the Seller and the Servicer" in the Prospectus.

         During the Revolving Period, the amount of the sum of the Class A Investor Interest and the Class B Investor Interest in the Trust will [remain constant] [increase in the case of an Additional Issuance] [increase to the Full Investor Interest, unless by the end of the Funding Period insufficient Receivables [or Participations] have been added to the Trust or the investor interests of other Series have not been reduced sufficiently and] except under certain [other] limited circumstances. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in the Prospectus. The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the Seller Interest will fluctuate each day, therefore, to reflect generally the changes in the amount of the Principal Receivables in the Trust. During an [Amortization Period] [Accumulation Period], the sum of the Class A [Adjusted] Investor Interest and the Class B Investor Interest in the Trust will decline as cardholder payments of Principal Receivables are collected and paid to the Class A Certificateholders and Class B Certificateholders, respectively. As a result, the Seller Interest during any Amortization Period will generally increase each month to reflect the reductions in the [Adjusted] Investor Interest and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Seller Interest may be reduced as the result of an Exchange. See "Description of the Certificates -- Exchanges" in the Prospectus.

         The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of the nominee of DTC except as set forth below and in the Prospectus. Beneficial interests in the Certificates will be available for purchase in minimum denominations of $[1,000] [(representing a _________th of the undivided interest of the Certificate Owners in the Series)] and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "Description of the Certificates -- General", "-- Book-Entry Registration" and "-- Definitive Certificates" in the Prospectus.

         [Application will be made to list the Certificates on the [Luxembourg Stock Exchange] [other exchange].]

         Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         The Certificates will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than DTC or its nominee, only as provided under "Description of the Certificates -- Definitive Certificates" in the Prospectus.

[ISSUANCE OF ADDITIONAL CERTIFICATES

         The Series [199__-__] Supplement provides that, from time to time during the Revolving Period, the Seller may, subject to certain conditions described below, cause the Trustee to issue Additional Certificates (each such issuance, an "Additional Issuance"). When issued, the Additional Certificates will be identical in all respects to the other outstanding Certificates of that class and will be equally and ratably entitled to the benefits of the Agreement and the Series Supplement without preference, priority or distinction.

         In connection with each Additional Issuance, the outstanding principal amounts of the Certificates and the aggregate amount of Credit Enhancement will all be increased pro rata. The additional Credit Enhancement provided in connection with an Additional Issuance may take the form of [an additional deposit to the Cash Collateral Account] or another form of Credit Enhancement, provided that the form and amount of additional Credit Enhancement will not cause a reduction or withdrawal of the then-current ratings of the Certificates.

         Additional Certificates may be issued only upon the satisfaction of certain conditions provided in the Series Supplement, including the following:
(a) on or before the fifth Business Day immediately preceding the date on which the Additional Investor Certificates are to be issued, the Seller shall have given the Trustee, the Servicer and any provider of Credit Enhancement written notice of such issuance and the date upon which it is to occur; (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables shall be at least equal to the Minimum Aggregate Principal Receivables; (c) the Seller shall have delivered to the Trustee any additional Credit Enhancement agreement related to the Additional Issuance, executed by each of the parties to such agreement; (d) the Trustee shall have received confirmation from each Rating Agency that such Additional Issuance will not result in a reduction or withdrawal of its then-current rating of the Certificates; (e) [other conditions].

         There are no restrictions on the timing or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the Investor Interest will be increased to reflect the initial principal balance of the Additional Certificates of the respective classes.]

[SUBORDINATION

         The Certificates will be subordinated in right of payment of [interest] [and] [principal] to the certificates of Series [199__-__].]

INTEREST PAYMENTS

         Interest on the Class A Certificates and the Class B Certificates will accrue from the Closing Date on the Class A Investor Interest [and the Pre-Funding Amount allocable to the Class A Certificates] and Class B Investor Interest [and the Pre-Funding Amount allocable to the Class B Certificates] at the Class A Certificate Rate and Class B Certificate Rate, respectively. Interest [accrued during each Interest Period] will be distributed on __________, 199__, and on each Distribution Date thereafter to Certificateholders. Interest payments on the Class A Certificates for each [Interest] [Monthly] Period and related Distribution Date will be calculated on the Class A Investor Interest [and the Pre-Funding Amount allocable to the Class A Certificates] as of [the preceding Record Date] [the [____] [last] day of the prior Monthly Period] (or in the case of the initial [Interest] [Monthly] Period, on the Class A Initial Investor Interest [and the Pre-Funding Amount allocable to the Class A Certificates]) based upon the Class A Certificate Rate for the related [Interest] [Monthly] Period. [Interest due but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the [applicable] Certificate Rate plus 2.00% per annum ("Additional Interest").] Interest payments on any Distribution Date will be funded from collections of Finance Charge Receivables and annual membership fees allocated to the Class A Investor Interest during the preceding Monthly Period and other Available Funds allocated to the Class A Investor Interest for the related Monthly Period. To the extent [the sum of (i)] the product of the Class A Floating Percentage of the Floating Investor Percentage of collections of Finance Charge Receivables during the preceding Monthly Period [and (ii) other Available Funds allocated to the Class A Investor Interest for the related Monthly Period] is insufficient to pay such interest, Excess Spread [and] Reallocated Principal Collections [Shared Excess Finance Charge Collections] [Credit Enhancement up to the Available Credit Enhancement Amount], will be used to make such payments. "Class A Available Funds" and "Class B Available Funds" will, on any Transfer Date, consist of (i) collections of Finance Charge Receivables allocated to the Class A Certificates and Class B Certificates, as applicable, with respect to the preceding Monthly Period and deposited in the Finance Charge Account on such Transfer Date, (ii) annual membership fees allocated to the Class A Certificates and Class B Certificates, as applicable, with respect to the preceding Monthly Period and deposited in the Finance Charge Account on such Transfer Date, [(iii during the Accumulation Period, Principal Funding Investment Proceeds and shortfall amounts in respect thereof transferred to the Finance Charge Account on such Transfer Date allocated to the Class A Certificates and Class B Certificates, as applicable,] [(iv) during the Funding Period, certain investment earnings (net of investment losses and expenses) on funds on deposit in the Pre-Funding Account transferred to the Finance Charge Account on such Transfer Date allocated to the Class A Certificates and Class B Certificates, as applicable].

         Interest Payments on the Class B Certificates for each [Interest] [Monthly] Period and related Distribution Date will be calculated on the Class B Investor Interest [and the Pre-Funding Amount allocable to the Class B Certificates] as of [the preceding Record Date] [the [____] [last] day of the prior Monthly Period] (or in the case of the initial Interest Period, on the Class B Initial Investor Interest [and the Pre-Funding Amount allocated to the Class B Certificates]) based upon the Class B Certificate Rate for the related [Interest] [Monthly] Period. [Interest due but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with Additional Interest. Interest Payments on any Distribution Date will be funded from the collections of Finance Charge Receivables and annual membership fees allocated to the Class B Investor Interest during the related Monthly Period and other Available Funds allocated to the Class B Investor Interest for the related Monthly Period, and, if necessary, from Excess Spread [and] [Shared Excess Finance Charge Collections] [Credit Enhancement, up to the Available Credit Enhancement Amount,] [and Reallocated Collateral Principal Collections] will be used to make such payments. [If the unpaid principal balance of the Class B Certificates [for the related Monthly Period] [on any Distribution Date] (after giving effect to any payment of principal made during [such] [the related] Monthly Period [Periods]) exceeds the Class B Investor Interest [for the related Monthly Period] [on such Distribution Date], the amount of Monthly Interest [accruing] will be less than the amount of accrued interest on the unpaid principal balance of the Class B Certificates.]

         [The "Interest Period" with respect to any Distribution Date, will be the period from [the ____ business day preceding] the previous Distribution Date through the [____] day preceding such Distribution Date, except the initial Interest Period will be the period from the Closing Date through the [____] day preceding the initial Distribution Date.]

         [The Class A Certificates will bear interest at the rate of ____% per annum. Interest on the Class A Certificates will be calculated on the basis of twelve 30-day months and a 360-day year.]

         [The Class A Certificates will bear interest at the rate of ____% per annum with respect to the initial [Interest Period] and, with respect to each subsequent [Interest Period], at the rate of ____% per annum [above] [below] [times] ____ (the "Index") prevailing on the _____ business day immediately preceding the commencement of such [Interest Period] (the "Rate Determination Date"), [provided, however, that the rate at which interest will accrue on the Certificates will in no event exceed ____% per annum]. Interest on the Certificates will be calculated on the basis of [the actual number of days in the Interest Period and a 360-day year].]

         [The Class B Certificates will bear interest at the rate of ____% per annum. Interest on the Class B Certificates will be calculated on the basis of twelve 30-day months and a 360-day year.]

         [The Class B Certificates will bear interest at the rate of ____% per annum with respect to the initial [Interest Period] and, with respect to each subsequent Interest Period, at the rate of ____% per annum [above] [below] [times] the Index prevailing on the Rate Determination Date, [provided, however, that the rate at which interest will accrue on the Class B Certificates will in no event exceed ____% per annum]. Interest on the Class B Certificates will be calculated on the basis of the [actual number of days in the Interest Period and a 360-day year].]

         [The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (___) ___-____.]

PRINCIPAL PAYMENTS

         During the Revolving Period (which begins on the Closing Date and ends on the day before an Amortization Period [Accumulation Period] begins), no principal payments will be made to Certificateholders [or the CA Investors] [except at the end of the Funding Period if the Investor Interest has not increased to the Full Investor Interest. [At the end of the Funding Period, which is the ____ Distribution Date, the Class A Certificateholders and the Class B Certificateholders will be paid all funds [(except investment earnings thereon)] remaining in the Pre-Funding Account [pro rata, on the basis of the ratio of the Class A Investor Interest and the Class B Investor Interest, respectively, to the Investor Interest] [and a certain Early Termination Amount]. See "-- Funding Period" herein.]

         [During the Controlled Amortization Period, which is scheduled to begin on __________, ____, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid first to the Class A Certificateholders [until the Class A Certificates have been paid in full], and [then] to the Class B Certificateholders. The first principal payment will be made to Class A Certificateholders beginning on the Distribution Date following the month in which the Controlled Amortization Period or the Rapid Amortization Period commences.] [On each Distribution Date during the Controlled Amortization Period unless [the Class A Certificates have been paid in full or] a Rapid Amortization Period commences, the Class A Certificateholders will be entitled to receive [for each related Monthly Period since the previous Distribution Date] the lesser of (a) [the sum of (i)] collections of Principal Receivables received during [each such] [the related] Monthly Period allocated to the Certificates (other than Reallocated Principal Collections) [(ii) Shared Principal Collections for such Monthly Period, if any, allocated to the [Series 199__-__ Certificates] [and] [(iii) other amounts], and (b) the Controlled Distribution Amount. [After payment in full of the Class A Investor Interest,] the Class B Certificateholders will be entitled to receive on each Distribution Date [during the Controlled Amortization Period] the amount specified in the preceding sentence allocable to the Class B Certificates [without regard to the Controlled Distribution Amount] until [the earlier of] the date the Class B Investor Interest is paid in full [and the CA Investors will be entitled to receive the amount specified in the preceding sentence allocable to the Collateral Interest] [and the Series [199__-__] Termination Date].

         [During the Principal Amortization Period, which is scheduled to begin on __________, ____, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid first to the Class A Certificateholders [until the Class A Certificates have been paid in full], and [then] to the Class B Certificateholders. The first principal payment will be made to Class A Certificateholders beginning on the Distribution Date following the month in which the Principal Amortization Period or the Rapid Amortization Period commences. [On each Distribution Date during the Principal Amortization Period unless [the Class A Certificates have been paid in full or] a Rapid Amortization Period commences, the Class A Certificateholders will be entitled to receive [for each related Monthly Period since the previous Distribution Date] collections of Principal Receivables allocated to the Certificates (other than Reallocated Principal Collections) [Shared Principal Collections for such Monthly Period, if any, allocated to the [Series 199__-__ Certificates] [and] [other amounts] received during [each such] [the related] Monthly Period. [After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive on each Distribution Date during the Principal Amortization Period the amounts specified in the preceding sentence until the earlier of the date the Class B Investor Interest is paid in full and the Series [199__-__] Termination Date].]

         [On each [Distribution Date] [Transfer Date] [on the ____ business day in each calendar month] following the [month of the] commencement of the [Controlled Accumulation Period] [Rapid Accumulation Period], the Trustee will deposit in the Principal Funding Account an amount equal to [for each related Monthly Period since the previous Distribution Date] [the lesser of] (a) [the sum of (i)] collections of Principal Receivables received during [each such] [the related] Monthly Period allocated to the Certificates (other than Reallocated Principal Collections) [(ii) Shared Principal Collections for such Monthly Period, if any, allocated to the [Series 199__-__ Certificates] [and] [(iii) other amounts], [and (b) the Controlled Deposit Amount]. [Amounts in the Principal Funding Account not to exceed the applicable scheduled principal amount will be paid to the [Class A] [Class B] Certificateholders on the Scheduled Payment Date[s].] [If, on a Scheduled Payment Date, moneys on deposit in the Principal Funding Account are insufficient to pay the scheduled principal amount, a Pay Out Event will occur and a Rapid Amortization Period will commence.] [After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive [on the Scheduled Payment Date for the Class B Certificates an amount equal to the Class B Investor Interest] [amounts specified in the preceding sentence allocable to the Class B Certificates [without regard to the Controlled Deposit Amount].]

         [The Class A Certificateholders will be entitled to receive the Class A Investor Interest on the Class A Scheduled Payment Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive the Class B Investor Interest on the Class B Scheduled Payment Date. If funds on deposit in the Principal Funding Account during the Rapid Accumulation Period are insufficient to pay in full the [Class A][Class B] Investor Interest on the [Class A][Class B] Scheduled Payment Date, the Rapid Amortization Period will commence.]

         On each Distribution Date during the Rapid Amortization Period [until the Class A Certificateholders have been paid in full], the Class A Certificateholders will be entitled to receive for [each] [the] related Monthly Period since the previous Distribution Date] collections of Principal Receivables received during [each such] [the related] Monthly Period allocated to the Certificates (other than Reallocated Principal Collections) [Shared Principal Collections for [each such] [the related] Monthly Period, if any, allocated to the Certificates] [and] [other amounts]. [After payment in full of the Class A Investor Interest the Class B Certificateholders will be entitled to receive on each Distribution Date during the Rapid Amortization Date the amount calculated pursuant to the preceding sentence allocable to the Class B Certificates until the earlier of the date the Class B Certificates are paid in full and the Series 199__-__ Termination Date.] See "-- Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

         [In addition to collections of Principal Receivables allocated to the Class A Investor Interest, Class A Certificateholders may receive payments of principal from [Reallocated Principal Collections] during an Amortization Period [Accumulation Period], [Shared Principal Collections] [Credit Enhancement]. In addition to collections of Principal Receivables allocated to the Class B Investor Interest, Class B Certificateholders may receive payment of principal from [Shared Principal Collections] [Credit Enhancement]. See "-- Application of Collections" below for a discussion of the method by which Principal Receivables [and other amounts] are allocated during an Amortization Period [or Accumulation Period].

         [[With respect to any Distribution Date during the [Controlled Amortization Period] [Controlled Accumulation Period], an amount equal to the excess of the Collateral Interest over the Required Collateral Interest will be paid to the CA Investors to the extent of the excess of the Percentage Allocation plus certain other amounts over the [Controlled Distribution Amount] [Controlled Deposit Amount] for such Distribution Date.] On each Distribution Date on and following the Distribution Date on which the Investor Interest is paid in full, the Percentage Allocation of all collections of Principal Receivables for the related Monthly Period plus certain other amounts will be paid to the CA Investors until the Collateral Interest is paid in full.]

[POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

         Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date immediately preceding the __________ Distribution Date and thereafter on each Determination Date until the date the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length" based on the lowest monthly principal payment rate on the Receivables for the prior 12 months and the amount of principal distributable to the Certificateholders of all outstanding Series (excluding certain specified Series) which are not in their revolving period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate, which, if continued, would result in a shorter Controlled Accumulation Period [and an increase to the Controlled Accumulation Amount]. The length of the Controlled Accumulation Period will not be less than one month and will not be shorter than the period determined as of the first date of determination unless the Trust has issued another Series of Certificates subsequent to that date and such Series is in its revolving period. If the commencement of the Controlled Accumulation Period is delayed in accordance with the foregoing, and if an Amortization Event occurs after the date originally scheduled as the commencement of the Controlled Accumulation Period, then it is probable that holders of Certificates would receive some of their principal later than if the Controlled Accumulation Period had not been delayed.]

SUBORDINATION OF THE CLASS B CERTIFICATES

         The Class B Interest will be subordinated [(other than with respect to the [Credit Enhancement])] to the extent necessary to fund payment with respect to the Class A Certificates. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "-- Investor Percentage and Seller Percentage," "-- Reallocation of Cash Flows; Class B Investor Interest," "-- Excess Spread" and "-- Reallocated Principal Collections" herein.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

         On the date of issuance of the Series ____ Certificates of the Trust (the "Initial Closing Date") [and, with respect to certain Additional Accounts, on __________, ____ and __________, ____,] the Seller [will transfer and assign] [transferred and assigned] to the Trust all of its right, title and interest in and to the Receivables in the Accounts and all Receivables thereafter created in the Accounts.

         In connection with the transfer of the Receivables to the Trust, the Seller [indicated] [will indicate] in its computer files that the Receivables had [have] been conveyed to the Trust and [provided] [will provide] the Trustee with certain information relating to such Accounts. In addition, the Seller [has filed] [will file] UCC financing statements with respect to the Receivables meeting the requirements of Delaware state law. See "Description of the Certificates -- Transfer and Assignment of Receivables," "Special Considerations -- Certain Legal Aspects" and "Certain Legal Aspects of the Receivables" in the Prospectus.

EXCHANGES

         The Agreement provides for the Trustee to issue two types of certificates: (i) one or more Series of certificates which are transferable and have the characteristics described below and (ii) the Seller Certificate, a certificate which evidences the Seller Interest, which initially is held by the Seller and is transferable only as provided in the Agreement. The Agreement also provides that, pursuant to any one or more series supplements, the holder of the Seller Certificate may tender such certificate, or the Seller Certificate and the certificates evidencing any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Seller Certificate as described under "Description of the Certificates -- Exchanges" in the Prospectus.

         Although the holder of the Seller Certificate also has the option under the Agreement to vary the terms of any Series (or a particular class within such Series), certain Series, including the option to subordinate to other Series. [The Series [199__-__] Supplement does not permit the subordination of the Series [199__-__] to any other Series which may be issued by the Trust.] There is no limit to the number of Exchanges that may be performed under the Agreement. The Trust will terminate only as provided in the Agreement.

[PRIOR ISSUANCES OF CERTIFICATES

         The table below sets forth the principal characteristics of the ____ Series heretofore issued by the Trust: the __________ Certificates, the __________ Certificates and the __________ Certificates. For more specific information with respect to any Series, any prospective investor should contact MBNA at (800) 362-6225 or (302) 456-8588. MBNA will provide, without charge, to any prospective purchaser of the Investor Certificates, a copy of the Disclosure Documents for any previous publicly-issued Series.

Series  ___________

Initial Investor Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificate Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Current Investor Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[Full Investor Interest]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[Scheduled Termination of Funding Period] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Controlled [Amortization] [Accumulation] Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Commencement of [Controlled] [Principal] Amortization Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[Commencement of Controlled Accumulation Period]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Monthly Servicing Fee Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[Initial Available Credit Enhancement Amount] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Expected Series Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[Scheduled Payment Date]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Scheduled Series Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Series Issuance Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ]

[FUNDING PERIOD

         During the Funding Period, the Pre-Funding Amount will be held in the Pre-Funding Account. [Funds on deposit in the Pre-Funding Account will be invested by the Trustee in certain Permitted Investments [pursuant to a guaranteed rate agreement] [guaranteed investment contract]. Interest earnings on the Pre-Funding Amount (net of investment losses and expenses) will be used to pay interest on the [Class A] [Class B] Certificates during the Funding Period.

         During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Seller to the extent of any increases in the Investor Interest. The Seller expects that the Investor Interest will equal the Full Investor Interest by the __________ 199__ Monthly Period. In the event that the Investor Interest does not for any reason equal the [Class A] [Class B] Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the [Class A] [Class B] Certificateholders [pro rata, on the basis of the ratio of the Class A Investor Interest and the Class B Investor Interest, respectively, to the Investor Interest as of the last day of the related Monthly Period] on the Distribution Date on which the Funding Period ends. [The Early Termination Amount will be payable by the Seller on the Distribution Date which is the end of the Funding Period if any Pre-Funding Amount exists at the end of the Funding Period. The Early Termination Amount will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on such Pre-Funding Amount at the Class A Certificate Rate [and Class B Certificate Rate] during the period commencing on and including such Distribution Date to, but excluding, __________, over (ii) the amount of interest that would have accrued on such Pre-Funding Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on [__________]. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii).]]

INVESTOR PERCENTAGE AND SELLER PERCENTAGE

         Pursuant to the Agreement, the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Seller Interest all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Floating Investor Percentage, Fixed Investor Percentage and Seller Percentage in each case.

         Allocations to Certificateholders of collections of Finance Charge Receivables and Receivables in Defaulted Accounts at any time and of collections of Principal Receivables during the Revolving Period will be made in accordance with the Floating Investor Percentage of such Receivables. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the [Adjusted] Investor Interest [plus the Collateral Interest] [plus the Enhancement Invested Amount, if any] as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Investor Interest [plus the initial Collateral Interest] as of the Closing Date) and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business of the last day of the preceding Monthly Period (or with respect to the [first calendar month in the] first Monthly Period, the aggregate amount of Principal Receivables as of the close of business of the day immediately preceding the Closing Date [, and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables at the end of the last day of the first calendar month in the first Monthly Period]), and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Receivables in Defaulted Accounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination[; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in (x) above shall be (1) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (2) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period] [provided further, however, that with respect to any Monthly Period during the Funding Period in which the Investor Interest is increased pursuant to the Series [199__-__] Supplement, the numerator above will be (1) the Investor Interest [plus the Collateral Interest] at the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the day the Investor Interest is increased and (2) the Investor Interest [plus the Collateral Interest] at the end of the day on which the Investor Interest is increased for the period from and including such day to and including the last day of such Monthly Period]. Such amounts so allocated to the Certificateholders will be further allocated between the Class A Certificateholders and Class B Certificateholders during the Revolving Period in accordance with the Class A Floating Percentage and the Class B Floating Percentage, respectively, of such Receivables. The "Class A Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is equal to the Class A [Adjusted] Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the [Adjusted] Investor Interest [plus the Collateral Interest] as of the close of business on such day. The "Class B Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is equal to the Class B [Adjusted] Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the [Adjusted] Investor Interest [plus the Collateral Interest] as of the close of business on such day. The "Collateral Interest Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the [Adjusted] Investor Interest [plus Collateral Interest] on the last day of the preceding Monthly Period.

         Allocations to Certificateholders of collections of Principal Receivables during the [Controlled Amortization Period] [Principal Amortization Period] [Controlled Accumulation Period] [Rapid Accumulation Period] and Rapid Amortization Period will be made in accordance with the Fixed Investor Percentage with respect to such Receivables. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest [plus the Collateral Interest] as of the last day of the Revolving Period and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business of the last day of the preceding Monthly Period and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal

Receivables for all outstanding Series for such Monthly Period[; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in (x) above shall be (1) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period for the period from and including the first day of such Monthly period to but excluding the related Addition Date or Removal Date and (2) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period]. Such amounts so allocated to the Certificateholders [and the Collateral Interest] will be further allocated between the Class A Certificateholders and the Class B Certificateholders based on the Class A Fixed Percentage and the Class B Fixed Percentage, respectively, of such Receivables. The "Class A Fixed Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is equal to the Class A Investor Interest as of the end of the Revolving Period, and the denominator of which is equal to the Investor Interest [plus the Collateral Interest] as of the end of the Revolving Period. The "Class B Fixed Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is equal to the Class B Investor Interest as of the end of the Revolving Period, and the denominator of which is equal to the Investor Interest [plus the Collateral Interest] as of the end of the Revolving Period. (The "Collateral Fixed Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is equal to the Collateral Interest as of the end of the Revolving Period, and the denominator of which is equal to the Investor Interest plus the Collateral Interest as of the end of the Revolving Period.]

         As used herein, (a) the term "Class A Investor Interest" for any date means an amount equal to (i) the Class A Initial Investor Interest [, plus the amount of any withdrawals from the Pre-Funding Account in connection with the addition of Principal Receivables during the Funding Period], minus (ii) the amount of principal payments made to Class A Certificateholders prior to such date [(other than payments of principal to the Class A Certificateholders from the Pre-Funding Account)] minus (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all [[Distribution][Transfer] Dates] [Monthly Periods] preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all [[Distribution][Transfer] Dates] [Monthly Periods] preceding such date, (b) the term "Class B Investor Interest" for any date means an amount equal to (i) the Class B Initial Investor Interest, minus (ii) the amount of principal payments made to Class B Certificateholders prior to such date [(other than principal payments made from the proceeds of amounts received from Credit Enhancement for the purpose of reimbursing previous reductions in the Class B Investor Interest)] [(other than payments of principal to the Class B Certificateholders from the Pre-Funding Account)], minus (iii) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior [[Distribution][Transfer] Dates] [Monthly Periods] over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all [Distribution] [Transfer] Dates preceding such date, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior [[Distribution][Transfer] Dates] [Monthly Periods] which have been used to fund the Required Amount with respect to [such][the related] [[Distribution][Transfer] Dates] [Monthly Periods], minus (v) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior [[Distribution][Transfer] Dates] [Monthly Periods] as described under "Class A Investor Charge-Offs," and plus (vi) the aggregate amount of Unallocated Principal Collections and Excess Spread and certain other amounts applied on all prior [[Distribution][Transfer] Dates] [Monthly Periods] for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v), [(c) the term "Class A Adjusted Investor Interest" means an amount equal to the then current Class A Investor Interest, minus [the funds on deposit in the Principal Funding Account on such day], (d) the term "Class B Adjusted Investor Interest" means an amount equal to the then current Class B Investor Interest, [minus the funds on deposit in the Principal Funding Account on such day],] [and] [(c)] the term "Seller Percentage" means, in all cases, an amount equal to 100% minus the applicable Investor Percentage and the applicable investor percentages with respect to all Series of investor certificates issued and outstanding [and [(c)] the term "Collateral Interest" means an amount equal to (i) the initial Collateral Interest, minus (ii) the amount of principal payments made to the CA Investors prior to such date, minus
(iii) the aggregate amount of Collateral Charge-Offs for all prior Distribution Dates, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A Required Amount or the

Class B Required Amount, minus (v) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "-- Defaulted Receivables; Investor Charge-Offs," and plus (vi) the aggregate amount of Excess Finance Charge Collections and certain other amounts allocated and available for purposes of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and
(v); provided, however, that the Collateral Interest may not be reduced below zero.]

[PRINCIPAL FUNDING ACCOUNT

         Pursuant to the Series 199__-__ Supplement, the Trustee will establish and maintain the Principal Funding Account as a segregated trust account held for the benefit of the Certificateholders. During the Controlled Accumulation Period [and the Rapid Accumulation Period], the Servicer shall transfer collections in respect of Principal Receivables [and Shared Principal Collections from other Series, if any, allocated to the Series 199__-__ Certificates] [and certain other amounts] from the [Collection] [Principal] Account to the Principal Funding Account as described under "-- Application of Collections."

         Funds on deposit in the Principal Funding Account will be invested in Permitted Investments [pursuant to a guaranteed rate agreement] [guaranteed investment contract] [with __________________.]] Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be used to pay interest on the Class A Certificates in an amount equal to, for each [Monthly] [Interest] Period, [one-twelfth of the product of (a) the Class A Certificate Rate and (b) the balance in the Principal Funding Account on the last day of the Monthly Period preceding [such] [the related] Monthly Period] [the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the balance in the Principal Funding Account as of the last day of the Monthly Period preceding [such] [the related] Monthly Period] (the "Class A Covered Amount"). [If, for any [Monthly] [Interest] Period, the Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") shall be paid from __________.]

         [Principal Funding Investment Proceeds will also be used to pay interest on the Class B Certificates in an amount equal to, for each [Monthly] [Interest] Period, [the sum of (1)] [one-twelfth of the product of (a) the Class B Certificate Rate and (b) the balance in the Principal Funding Account on the last day of the Monthly Period preceding [such] [the related] Monthly Period [the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class B Certificate Rate in effect with respect to the related Interest Period and (c) the balance in the Principal Funding Account as of the last day of the Monthly Period preceding [such] [the related] Monthly Period] (the "Class B Covered Amount"). [If, for any [Monthly] [Interest] Period, the Principal Funding Investment Proceeds are less than the Class B Covered Amount, the amount of such deficiency (the "Class B Principal Funding Investment Shortfall") shall be paid from __________.]]

REALLOCATION OF CASH FLOWS[; CLASS B INVESTOR INTEREST]

         On each Determination Date, the Servicer will determine the Required Amount, which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for the following Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) the Class A Servicing Fee for the related Monthly Period and any unpaid Class A Servicing Fee and (iv) the Class A Investor Default Amount [for such Distribution Date] [as of the last day of the related Monthly Period] exceeds (b) [the sum of (i)] the product of (A) the Class A Floating Percentage, (B) the Floating Investor Percentage and (C) the aggregate amount of collections of Finance Charge Receivables and annual membership fees for the related Monthly Period, [and (ii) during the Controlled Accumulation Period [the Rapid Accumulation Period], the Principal Funding Investment Proceeds and the Principal Funding Investment Shortfall allocable to the Class A Certificates and transferred to the Finance Charge Account on the related Transfer Date] [and (iii) during the Pre-Funding Period, the Class A Floating Percentage of net investment earnings in the Pre-

Funding Account]. If the Required Amount is greater than zero, Excess Spread will be used to pay the Required Amount with respect to such Distribution Date. [If Excess Spread available with respect to such related Monthly Period is less than the Required Amount, certain other available amounts, including amounts available from [the Credit Enhancement] [and Shared Excess Finance Charge Collections from other Series, if any, allocated to the [Class A] Certificates], will then be used to fund the remaining Required Amount.] If such Excess Spread [and other amounts] is insufficient to pay the Required Amount, collections of Principal Receivables allocable to the [Collateral Interest for the related Monthly Period (the "Reallocated Collateral Principal Receivables")] Class B Certificates for the related Monthly Period [(the "Reallocated Class B Principal Receivables" [and, together with the Reallocated Collateral Principal Receivables, the [(]"Reallocated Principal Collections") will then be used to fund the remaining Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with [Shared Excess Finance Charge Collections] [Credit Enhancement] are insufficient to fund the remaining Required Amount for such related Monthly Period, then a portion of the [Collateral Interest] Class B Investor Interest equal to such insufficiency (but not in excess of the Class A Investor Default Amount for the related Monthly Period) will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates.
If the Class B Investor Interest [plus the Collateral Interest] is reduced to zero, the Class A Investor Interest will be reduced if the Required Amount for the related Monthly Period exceeds the sum of Excess Spread [Shared Excess Finance Charge Collections] and Reallocated Principal Collections [Credit Enhancement] for the related Monthly Period, but not in excess of the Class A Investor Default Amount for the related Monthly Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

APPLICATION OF COLLECTIONS

         ALLOCATIONS. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the [second] business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as MBNA remains the Servicer under the Agreement, and (a)(i) the Servicer provides to the Trustee a letter of credit covering risk collection of the Servicer acceptable to the Rating Agency and
(ii) the Seller shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding, or (b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments [on the ____ business day immediately prior to the Distribution Date] [on the ____ business day of each month] (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

         The Servicer will withdraw the following amounts on each Transfer Date from the Collection Account for application as indicated:

                 [(a)     an amount equal to the Seller Percentage of the
         aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid to the holder of the Seller Certificate;

                 (b) an amount equal to the Floating Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account;

                 (c) during the Revolving Period, (i) an amount equal to the product of (A) the Class A Floating Percentage, (B) the Floating Investor Percentage and (C) of the aggregate amount of such deposits in respect of Principal Receivables [will be paid to the holder of the Seller Certificate] [will be held by the Seller for application, to the extent necessary, as Shared Principal Collections on the related Transfer Date], provided that if after giving effect to the inclusion in the Trust of all Receivables on or prior to such date of processing and the application of payments referred to in paragraph (a) above, the Seller Interest is reduced to zero, the excess will be deposited in the Principal Account; and (ii) an amount equal to the product of
         (A) the Class B Floating Percentage, (B) the Floating Investor Percentage and (C) the aggregate amount of such deposits in respect of Principal Receivables will be deposited in the Principal Account to be applied to the extent necessary as Reallocated Principal Collections, as described herein, and any remaining amount [will be paid to the holder of the Seller Certificate] [will be held by the Seller for application, to the extent necessary, as Shared Principal Collections on the related Transfer Date, subject to the limitations set forth in clause (i) above;

                 [(d)     during the [Controlled Amortization Period]
         [Controlled Accumulation Period] [Rapid Accumulation Period], an amount equal to the product of the Fixed Investor Percentage and the aggregate amount of such collections in respect of Principal Receivables (other than Reallocated Principal Collections) [up to, during any Monthly Period, an amount equal to the sum of the Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount (such sum, the "Controlled Distribution Amount")] will be deposited in the Principal Account] [up to, during any Monthly Period, the sum of the Controlled Accumulation Amount and the Accumulation Shortfall (such sum, the "Controlled Deposit Amount")] will be deposited in the Principal Account for transfer to the Principal Funding Account and distribution to Certificateholders on the Scheduled Payment Date[s]] and will be applied to make payments to the Class A Certificateholders until the Class A Investor Interest has been paid in full [and then to the Class B Certificateholders, [without regard to the [Controlled Distribution Amount] [Controlled Deposit Amount],] as described herein] [provided, however, that after the date on which the amount of such collections on deposit in the Principal Account equals the [Adjusted] Investor Interest [plus the Collateral Interest], any such collections of Principal Receivables in excess of such amount will be paid to the holder of the Seller Certificate, subject to the limitations discussed below.] Any excess of such amount over the [applicable] [Controlled Distribution Amount] [Controlled Deposit Amount] will be [paid to the holder of the Seller Certificate] [held by the Seller for application, to the extent necessary, as Shared Principal Collections on the related Transfer Date] [or applied to reduce the Collateral Interest to the Required Collateral Interest]; provided that if on such day after giving effect to the inclusion in the Trust of all Receivables on or prior to such date of processing and the application of payments referred to in paragraph (a) above, the Seller Interest is reduced to zero, the excess will be deposited in the Principal Account. [With respect to the Class A and Class B Certificates, as applicable, if] [If] such amount [, together with [Shared Principal Collections, if any, allocated to the [Class A] [Class B] Certificates] [other amounts,] is less than the Controlled Distribution Amount, then the excess of the Controlled Distribution Amount over the Percentage Allocation will be the Deficit Controlled Amortization Amount for the next Monthly Period.] [With respect to the Class A and Class B Certificates, as applicable, if] [If such amount [, together with [Shared Principal Collections, if any, allocated to the [Class A] [Class B] Certificates] [other amounts] is less than the Controlled Deposit Amount, then such deficiency will be the Accumulation Shortfall for the next Monthly Period.] [After the Class A Investor Interest has been paid in full, the Fixed Investor Percentage of the collections of Principal Receivables for any Monthly Period will be deposited in the Principal Account.];

                 [(e) during the [Principal Amortization Period] Rapid Amortization Period, an amount equal to the product of the Fixed Investor Percentage and the aggregate amount of such deposits in respect of Principal Receivables up to the aggregate amount of the Investor Interest will be deposited in the Principal Account];

                 [(f) Shared Principal Collections will be allocated to other outstanding Series pro rata based on the Principal Shortfall with respect to such Series, [and any remaining Shared Principal Collections will be paid to the holder of the Seller Certificate until the Seller Interest is reduced to zero, and the excess will be deposited in the Principal Account]. "Principal Shortfall" means (a) with respect to any Series in a controlled amortization period or controlled accumulation period, any shortfall in collections of Principal Receivables during a Monthly Period allocable to such Series, based on the investor percentage for collections of Principal Receivables applicable to such Series, with respect to the controlled distribution amount or controlled deposit amount for such Series, and
         (b) with respect to any Series which is in its amortization period but not subject to any controlled distribution amount any shortfall in collection of Principal Receivables during a Monthly Period allocable to such Series with respect to the investor interest on such Series.]]

         [Any amounts collected in respect of Principal Receivables [and any Shared Principal Collections] not paid to the holder of the Seller Certificate because of the limitations described above ("Unallocated Principal Collections"), together with any adjustment payments, as described below, will, during the Revolving Period, be paid to, or held in the Principal Account for payment to the holder of the Seller Certificate if and to the extent that the Seller Interest is equal to or greater than zero. If an Amortization Period [or Accumulation Period] has commenced, Unallocated Principal Collections will be held for distribution to the Class A Certificateholders on the next Distribution Date until the Class A Certificates are paid in full, and then for distribution to Class B Certificateholders [deposited in the Principal Funding Account on the related Transfer Date] [or used to pay principal of other Series of certificates].]

    PAYMENT OF FEES, INTEREST AND OTHER ITEMS. On each [Transfer Date] [preceding a Distribution Date on which interest is to be paid on the Certificates], the Trustee, acting pursuant to the Servicer's instructions, will withdraw all amounts on deposit in the Finance Charge Account and make the following payments and deposits in the following order:

                 [(a)     An amount equal to the Class A Floating Percentage of
         such amounts [, together with other Available Funds allocable to the Class A Certificates and transferred to the Finance Charge Account on the related Transfer Date,] will be distributed in the following order of priority:

                          [(i)    an amount equal to one-_______ of the product
                 of the Class A Certificate Rate and the Class A Investor Interest [plus the Pre-Funding Amount allocable to the Class A Certificates] as of the [preceding Record Date] [[____] [last] day of the prior Monthly Period] (or in the case of the first Distribution Date, the Class A Initial Investor Interest [plus the Pre-Funding Amount allocable to the Class A Certificates]) ("Class A Monthly Interest"), plus any Class A Monthly Interest previously due but not paid on the Distribution Date [plus interest on any overdue interest at the Class A Certificate Rate plus 2.00% per annum] will be deposited in the Distribution Account for distribution to Class A Certificateholders on the next succeeding Distribution Date;]

                          [(ii)  an amount equal to [the product of (i)(A) the
                 actual number of days in the related Interest Period divided by 360, times (B) the Class A Certificate Rate for the related Interest Period and (ii) the Class A Investor Interest [plus the Pre-Funding Amount allocable to the Class A Certificates] as of the [preceding Record Date] [[____][last] day of the prior Monthly Period] (or in the case of the first Distribution Date, the Class A Initial Investor Interest [plus the Pre-Funding Amount allocable to the Class A Certificates]) ("Class A Monthly Interest"), plus any overdue Class A Monthly Interest [plus interest on any overdue interest at the Class A Certificate Rate plus 2% per annum] will be deposited in the Distribution Account for distribution to Class A Certificateholders on the next succeeding Distribution Date;]

                          (iii) an amount equal to the Class A Servicing Fee for [each] [the] preceding Monthly Period and any accrued and unpaid Class A Servicing Fees will be [paid] [held for payment on the next Distribution Date] to the Servicer;

                          (iv) an amount equal to the Class A Investor Default Amount, if any, for [each] [the] preceding Monthly Period will be treated as a collection of Principal Receivables and (A) during the Revolving Period, will be [paid] [held for payment on the next Distribution Date] to the holder of the Seller Certificate up to the amount of the Seller Interest, during the Revolving Period] [treated as Shared Principal Collections] and (B) during an Amortization Period [Accumulation Period], will be [available for payment to] [accumulated for the benefit of] the Class A Certificateholders; and

                          (v) the balance, if any, on deposit in the Finance Charge Account, after giving effect to the above payments, will constitute a portion of Excess Spread and will be allocated and distributed as described under "Excess Spread."]

                 [(b)     An amount equal to the Class B Floating Percentage of
         such amounts[, together with other Available Funds allocable to the Class B Certificates and transferred to the Finance Charge Account on the related Transfer Date,] will be distributed in the following order of priority:

                          [(i)    an amount equal to one-_______ of the product
                 of the Class B Certificate Rate and the Class B Investor Interest [plus the Pre-Funding Amount allocable to the Class B Certificates] as of the [preceding Record Date] [[____][last] day of the prior Monthly Period] (or in the case of the first Distribution Date, the Class B Initial Investor Interest [plus the Pre-Funding Amount allocable to the Class B Certificates]) (the "Class B Monthly Interest") for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid on the Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid on a prior Distribution Date, will be deposited into the Distribution Account for distribution to Class B Certificateholders on the next succeeding Distribution Date;]

                          [(i)  an amount equal to [the product of (i)(A) the
                 actual number of days in the related Interest Period divided by 360, times (B) the Class B Certificate Rate for the related Interest Period and (ii) the Class B Investor Interest [plus the Pre-Funding Amount allocable to the Class B Certificates] as of the preceding [Record Date] [[____] [last] of the prior Monthly Period] (or in the case of the first Distribution Date, the Class B Initial Investor Interest [plus the Pre-Funding Amount allocable to the Class B Certificates]) (the "Class B Monthly Interest") for such Distribution Date, plus the amount of any overdue Class B Monthly Interest, plus any additional interest with respect to interest amounts that were due but not paid on a prior Distribution Date, will be deposited into the Distribution Account for distribution to Class B Certificateholders on the next succeeding Distribution Date;]

                          (ii) an amount equal to the Class B Servicing Fee for [each][the] related Monthly Period and any accrued and unpaid Class B Servicing Fees will be paid [held for payment on the next Distribution Date] to the Servicer; and

                          (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "Excess Spread."

         "Excess Spread" shall mean, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (a)(iv) above and clause (b)(iii) above.

         If the amount on deposit in the Finance Charge Account with respect to the allocation of Finance Charge Receivables allocated to the Class A Certificates during the preceding Monthly Period[s] and other Available Funds allocated to the Class A Certificates transferred to the Finance Charge Account on the related Transfer Date are insufficient to pay [Class A Monthly Interest for the related Monthly Period] [the aggregate of the Class A Monthly Interest for each related Interest Period] and accrued and unpaid Class A Monthly Interest from prior [Interest] [Monthly] Periods preceding the Distribution Date, [the Class A Investor Servicing Fee], accrued and unpaid Class A Investor Servicing Fees from prior [Monthly] [Interest] Periods and the Class A Investor Default Amount for the preceding Monthly Period[s], the Trustee will apply [Excess Spread] [Shared Excess Finance Charge Collections allocated to the Series 199__-__ Certificates] [Reallocated Principal Collections] [and, to the extent necessary, obtain moneys from [Credit Enhancement, up to the Available Credit Enhancement Amount], and deposit such amounts into the Finance Charge Account on the Transfer Date to make such payments in the order and manner set forth above.

         [If the amount on deposit in the Finance Charge Account with respect to the allocations of Finance Charge Receivables and annual membership fees allocated to the Class B Certificates during the preceding Monthly Period and other Available Funds allocated to the Class B Certificates transferred to the Finance Charge Account on the related Transfer Date are insufficient to pay [Class B Monthly Interest for the related Monthly Period] [the aggregate of the Class B Monthly Interest for each related Interest Period] and accrued and unpaid Class B Monthly Interest from prior [Monthly] [Interest] Periods preceding the Distribution Date, [the Class B Investor

Servicing Fee], accrued and unpaid Class B Investor Servicing Fees from prior [Monthly] [Interest] Periods and the Class B Investor Default Amount for the preceding Monthly Period[s], the Trustee will apply [Excess Spread] [Shared Excess Finance Charge Collections allocated to the Series 199__-__ Certificates] [and, to the extent necessary, obtain moneys from Credit Enhancement, up to the Available Credit Enhancement Amount,] and deposit such amounts into the Finance Charge Account on the Transfer Date to make such payments in the order and manner set forth above.]

         [If, on the Distribution Date which is the last day of the Funding Period, remaining Pre-Funding Amount is scheduled to be paid as principal on the Certificates, the Trustee shall [withdraw] [obtain] moneys from [__________] to pay the Early Termination Amount. See "-- Funding Period."]

         [Moneys in the Distribution Account will be paid to the Certificateholders on each Distribution Date in the aggregate amount of the deposit therein for each Monthly Period related to such Distribution Date.]

EXCESS SPREAD

         On each [Transfer] [Distribution] Date, the Servicer will apply or cause the Trustee to apply Excess Spread with respect to [the] [each] related Monthly Period since the previous Distribution Date, to make the following distributions in the following priority:

                 (a) an amount equal to the Required Amount, if any, with respect to [the] [each] related Monthly Period will be used to fund the Required Amount;

                 (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs for [the] [each] related Monthly Period, which have not been previously reimbursed (after giving effect to the allocation on such [Transfer] [Distribution] Date of certain other amounts applied for that purpose) will, during the Rapid Amortization Period, be included in the funds available to make principal payments with respect to the Class A Certificateholders [until the Class A Investor Interest is paid in full] and [then] to the Class B Certificateholders;

                 (c) an amount equal to the amount of interest which has accrued for [the] [each] related [Interest] [Monthly] Period with respect to the outstanding aggregate principal amount of the Class B Certificates at the [applicable] Class B Certificate Rate but has not been paid to the Class B Certificateholders either on such Distribution Date or on a prior Distribution Date [on which it was due and payable] will be deposited into the Distribution Account for payment to the Class B Certificateholders;

                 (d) an amount equal to the Class B Servicing Fee due but not distributed to the Servicer for such [Distribution] [Transfer] Date;

                 (e) an amount equal to the aggregate Class B Investor Default Amount, if any, for such [[Distribution] [Transfer] Date for [the] [each] related Monthly Period] will be (A) distributed to the Seller on Distribution Dates with respect to the Revolving Period, provided that if the Seller Interest (determined as of [such Distribution Date] [Transfer Date] [the ____ day of the month following such Monthly Period] after giving effect to any Principal Receivables transferred to the Trust on such date) is reduced to zero, the excess will be considered as Unallocated Principal Collections, deposited in the Principal Account and treated as described above under "-- Application of Collections," and (B) on Distribution Dates during an Amortization Period [Accumulation Period] [interest and] [principal] will be included in the funds available to [make] [accumulate] principal payments with respect to the Class A Certificateholders [until the Class A Investor Interest is paid in full] and [then] to the Class B Certificateholders;

                 (f) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest (due to Investor Charge-Offs and Reallocated Principal

         Collections applied to the Class A Certificates and any insufficiency of Excess Spread, Reallocated Principal Collections [and other amounts] to cover the Class A Investor Default Amount) [for each related Monthly Period] (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be distributed to the Seller on Distribution Dates with respect to the Revolving Period, provided that if the Seller Interest (determined as of [such Distribution Date] [Transfer Date] [the ____ day of the month following such Monthly Period] after giving effect to any new Receivables transferred to the Trust on such date) is reduced to zero, the excess will be considered Unallocated Principal Collections, deposited in the Principal Account and treated as described above under "-- Application of Collections," and on Distribution Dates with respect to an Amortization Period [Accumulation Period] will be included in the funds available to [make] [accumulate] principal payments with respect to the Class A Certificateholders [until the Class A Investor Interest is paid in full] and [then] to the Class B Certificateholders; and

                 [(g)     the balance, if any, [will be applied as Shared
         Excess Finance Charge Collections for payment to other Series as described herein under "-- Shared Excess Finance Charge Collections" and any remaining amount] will be paid to the [Credit Enhancement Provider] in accordance with the provisions of the [Series 199__-__ Supplement] Agreement].]

         PAYMENTS OF PRINCIPAL. [On the Transfer Date occurring in the month following the month in which an Amortization Period begins and thereafter on each Transfer Date [preceding Distribution Date on which principal is to be paid], the Trustee, acting in accordance with instructions from the Servicer, will withdraw all amounts deposited into the Principal Account in respect of collections processed during the related Monthly Period and then on deposit in the Principal Account and allocated to the Certificates and deposit such amounts in the Distribution Account for distribution to the Certificateholders on the next succeeding Distribution Date. On each such Distribution Date, the Class A Certificateholders will be entitled to receive the principal payment due the Class A Certificateholders [for each related Monthly Period since the previous Distribution Date] and any principal payment previously due but not distributed on a prior Distribution Date until the Class A Investor Interest is paid in full. The Class B Certificateholders will be entitled to receive principal payments, [but only after the Class A Investor Interest has been paid in full,] in an amount equal to, on each Distribution Date, the principal payment due the Class B Certificateholders [for each related Monthly Period since the previous Distribution] and any principal payment previously due but not distributed on a prior Distribution Date until the Class B Investor Interest has been paid in full.]

         [On the Transfer Date before each Scheduled Payment Date, the Trustee, acting in accordance with instructions from the Servicer, will withdraw all amounts on deposit in the Principal Funding Account (following any required transfers on such date from the Principal Account to the Principal Funding Account of the Controlled Deposit Amount) and deposit such amounts in the Distribution Account for distribution to [Class A] [Class B] Certificateholders on the next succeeding Distribution Date] [as follows: (i) an amount equal to the monthly principal for the related Distribution Date will be distributed to the Certificateholders and (ii) an amount equal to the [Enhancement Invested Amount, if any,] [Collateral Interest] will be distributed to the [Cash Collateral Depositor] [CA Investors] for application in accordance with the Loan Agreement; provided, however, that principal will not be payable to the [Cash Depositor] [CA Investors] with respect to the [Enhancement Invested Amount, if any,] [Collateral Interest] until the Certificates have been paid in full]. [On the Transfer Date before each Scheduled Payment Date, the Trustee, acting in accordance with instructions from the Servicer, will withdraw all amounts on deposit in the Principal Funding Account (following any required transfers on such date from the Principal Account to the Principal Funding Account of the Controlled Deposit Amount) and deposit such amounts in the Distribution Account for distribution to the Class A Certificateholders [until the Class A Investor Interest is paid in full] [, and then the Class B Certificateholders until the Class B Investor Interest is paid in full] [but only after the Class A Investor Interest has been paid in full.]

         [If amounts in the Principal Account [Principal Funding Account] in respect of collections of Principal Receivables during the preceding Monthly Period are insufficient on any Transfer Date to [pay] [accumulate for distribution on the next Distribution Date] required [Class A] [Class B] principal payments for the related Monthly Period, the Trustee shall obtain the amount of such deficiency from [Shared Principal Collections] [other amounts]

[Credit Enhancement up to the available Credit Enhancement Amount] and deposit such amount into the [Principal] [Principal Funding] [Distribution] Account on the Transfer Date to [make] [accumulate] such payments as set forth above.]

         [The [CA Investors] [holder of the Enhancement Invested Amount] will receive principal payments after the Investor Interest has been paid in full [and, to the extent that the Collateral Interest exceeds the Required Collateral Interest on any Distribution Date, the CA Investors will receive principal payments prior to the payment in full of the Investor Interest].]

[SHARED EXCESS FINANCE CHARGE COLLECTIONS

         Excess Finance Charge Collections with respect to any Series in Group ____ during any Monthly Period will be combined and applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables [and other amounts] allocable to the [Class A] [Class B] Certificates [and [specified] other Series then outstanding, pro rata] based upon the amount of the shortfall, if any, with respect to [each] such other Series (as combined, "Shared Excess Finance Charge Collections"). Any Shared Excess Finance Charge Collections remaining after covering shortfalls with respect to the [Class A] [Class B] Certificates [and [specified] outstanding Series will be paid to the [Seller].]

         "Excess Finance Charge Collections" with respect to a Series for any Monthly Period will equal the excess of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest [and other amounts] over the sum of (i) current Monthly Interest, any overdue Monthly Interest and any Additional Interest on the Certificates, (ii) the Investor Servicing Fee and any accrued and unpaid Investor Servicing Fees,
(iii) the Investor Default Amount, [and] (iv) unreimbursed Investor Charge-Offs [and (v) certain unreimbursed reductions in the Enhancement Invested Amount, if any]. Excess Finance Charge Collection with respect to the Series 199__-__ Certificates will become Shared Excess Finance Charge Collections and applied as described herein.]

[SHARED PRINCIPAL COLLECTIONS

         To the extent that collections of Principal Receivables [and other available amounts] allocated to the Investor Interest with respect to the Certificates are not needed to make payments to the Certificates [or required to be deposited in the Principal Funding Account], they will be applied to cover principal payments due to or for the benefit of certificateholders of another Series. Any such reallocation will not result in a reduction in the Investor Interest with respect to the Certificates. In addition, collections of Principal Receivables and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Certificates.]

[REQUIRED COLLATERAL AMOUNT

         The "Required Collateral Interest" with respect to any [Transfer] [Distribution] Date for the Certificates means (i) $__________ initially and
(ii) thereafter an amount equal to the greater of (a) ____% of the sum of the Investor Interest plus the Collateral Interest and (b) ____% of the Investor Interest, in each case as of such [Transfer] [Distribution] Date after taking into account distributions made on such date; provided, however, (1) that if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such [Transfer] [Distribution] Date shall equal the Required Collateral Interest for the [Transfer] [Distribution] Date immediately preceding the occurrence of such withdrawal, reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such [Transfer] [Distribution] Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

         "Rating Agency Condition" means the notification in writing by each Rating Agency to the Seller, the Servicer and the Trustee that any action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or class with respect to which it is a Rating Agency.

         [With respect to any [Transfer] [Distribution] Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Finance Charge Collections, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Finance Charge Collections not required to be so allocated with respect to any [Transfer] [Distribution] Date will be applied in accordance with the Loan Agreement.]]

[THE CASH COLLATERAL ACCOUNT

         The Certificates will have the benefit of the Cash Collateral Account, which will be held with the Trustee in the name of the Trust for the benefit of the Certificateholders. Funds on deposit in the Cash Collateral Account will be invested in certain short-term investments having a rating of at least A-1+ or P-1 (or AAAm or Aaa, as the case may be) from the applicable Rating Agency and further described in the related Series Supplement.

         The Cash Collateral Account will have an initial Available Cash Collateral Amount of $__________, to be funded from the proceeds of a loan to be made to the Trust pursuant to the Loan Agreement by one or more financial institutions to be selected by MBNA (such financial institution or institutions, the "Cash Collateral Depositor"). The loan will be repaid pursuant to the Loan Agreement.

         On each Determination Date, the Servicer will determine the amounts, if any, required to be withdrawn from the Cash Collateral Account and deposited into the Finance Charge Account, up to the Available Cash Collateral Amount, as described above in "-- Application of Collections -- Payment of Fees, Interest and Other Items" on the related Transfer Date.

         On each Transfer Date, prior to an Economic Pay Out Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will deposit into the Cash Collateral Account the portion of the Excess Finance Charge Collections, if any, necessary to increase the amount of funds on deposit in the Cash Collateral Account to the Required Cash Collateral Amount. The remaining Excess Finance Charge Collections, if any, will be applied in accordance with the terms of the Loan Agreement. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will withdraw from the Cash Collateral Account an amount equal to the amount by which the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount and apply such amounts in accordance with the terms of the Loan Agreement.

         The Required Cash Collateral Amount with respect to any Transfer Date will equal the product of (i) the [Adjusted] Investor Interest as of the last day of the Monthly Period preceding such date and (ii) ____%, but not less than $__________, provided, however, that if certain withdrawals are made from the Cash Collateral Account during the [Controlled Amortization Period] [Controlled Accumulation Period] [Principal Amortization Period] or if a Pay Out Event occurs, the Required Cash Collateral Amount for each Transfer Date thereafter will equal the Required Cash Collateral Amount with respect to the Transfer Date immediately preceding such withdrawal or such Pay Out Event.

         On the Transfer Date preceding the Economic Pay Out Distribution Date, an amount equal to the Economic Pay Out Amount will be withdrawn from the Cash Collateral Account and deposited into the Principal Account for distribution to the Certificateholders as a payment of principal on such Economic Pay Out Distribution Date. The "Economic Pay Out Amount" will equal the lesser of (i) the Available Cash Collateral Amount (after giving effect to any other withdrawals from the Cash Collateral Account on the Transfer Date prior to such Economic Pay Out Distribution Date) and (ii) the unpaid principal amount of the Certificates after giving effect to any payment of principal to be made on the related Distribution Date.

         Following the withdrawal of the Economic Pay Out Amount from the Cash Collateral Account, the Cash Collateral Account with be terminated. No further deposits will be made into the Cash Collateral Account and, on subsequent Distribution Dates, any amounts that otherwise would have been deposited into the Cash Collateral Account will instead be applied in accordance with the terms of the Loan Agreement. Upon the termination of the Cash Collateral Account and the payment of the Economic Pay Out Amount to the Certificateholders, the Investor Interest will be reduced by such amount. For subsequent Distribution Dates, the Investor Percentage with respect to Finance Charge Receivables will be determined using a numerator equal to the Investor Interest plus the Enhancement Invested Amount. See "-- Investor Percentage and Seller Percentage." The term "Enhancement Invested Amount" for any date means an amount equal to (a) the Economic Pay Out Amount minus (b) an amount equal to the aggregate amount of principal payments made with respect to such Enhancement Invested Amount, minus (c) the aggregate amount by which the Enhancement Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates (as described under "-- Defaulted Accounts; Rebates and Fraudulent Charges; Investor Charge Offs"), and plus (d) the amount of collections of Finance Charge Receivables applied on all prior Distribution Dates for the purpose of reimbursing all amounts deducted from the Enhancement Invested Amount pursuant to the foregoing clause (c). In the absence of an Economic Pay Out Event and a related withdrawal from the Cash Collateral Account of the Economic Pay Out Amount, the Enhancement Invested Amount will be zero.

         The amount available in the Cash Collateral Account is limited and will be reduced by withdrawals made therefrom that are not reimbursed by deposits made to the Cash Collateral Account from Excess Finance Charge Collections. If the Available Cash Collateral Amount is reduced to zero, [including as a result of the payment of an Economic Pay Out Amount, or, following the occurrence of an Economic Pay Out Event, if the Enhancement Invested Amount is also reduced to zero,] Certificateholders will bear directly the credit and other risks associated with their respective undivided interests in the Trust. See "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."]

[CREDIT ENHANCEMENT

         The [Class ____] Certificates [and the Class __ Certificates] will have the benefit of the [Letter of Credit] [Cash Collateral Guaranty] [Collateral Interest] [Surety Bond] [Insurance Policy] [Spread Account] [Reserve Account] [issued by _______________ (the "Credit Enhancement Provider")] in the initial amount of $____________.

         With respect to any Distribution Date, the amount available to be drawn under the [Letter of Credit] [Cash Collateral Guaranty] [Collateral Interest] [Surety Bond] [Insurance Policy] [Spread Account] [Reserve Account] (the "Available Credit Enhancement Amount") will equal [_______________].

         [If the amount that will be allocated and available for the payment of interest on the [Class A] [and] [Class B] Certificates on any [Distribution Date] is less than the [Class A] [and] [Class B] Monthly Interest, then a withdrawal will be made on the [Credit Enhancement] with respect to such [Distribution Date] to the extent of such deficiency (but not more than the Available Credit Enhancement Amount) and the proceeds thereof will be distributed to the [Class A] [and] [Class B] Certificateholders].

         If [(i) the amount allocated and available to pay scheduled principal of the [Class A] [and] [Class B] Certificates is less than principal scheduled to be paid on the first day that principal is payable on the [Class A] [and] [Class B] Certificates or on any subsequent [Distribution Date] or (ii)] the unpaid principal amount of the Class B Certificate exceeds the Class B Investor Interest on the first day that principal is payable on the Class B Certificates or on any subsequent [Distribution] Date, then a withdrawal will be made under the [Credit Enhancement] with respect to such date to pay principal with respect to the [Class A] [and] [Class B] Certificates in an amount equal to the lesser of (i) the Available Credit Enhancement Amount for such date (after giving effect to any other drawings with respect to such date) and (ii) such excess.

         [In the event of a sale of the Receivables and an early termination of the Trust due to an event of insolvency or the breach of certain representations and warranties, a repurchase of the Receivables in connection with a Servicer Default or a sale of the Receivables in connection with the Series [199__-__] Termination Date, any Available Credit Enhancement Amount (after giving effect to any other withdrawals on such date) will be withdrawn and distributed to the Class B Certificateholders to the extent that, after giving effect to the prior payment in full of the Class A Certificates and the distribution to the Class B Certificateholders of the remaining proceeds from such sale or repurchase, the unpaid principal amount of the Class B Certificates exceeds the Class B Investor Interest.]

         [On each [Distribution Date], one or more withdrawals will be made from the [Credit Enhancement] in an amount up to the Available Credit Enhancement Amount on such [Distribution Date], to fund the following amounts in the following priority:

                 [(a) the excess, if any, of the Required Amount with respect to such Distribution Date over the amount of Excess Spread [Reallocated Principal Collections] [and Shared Excess Finance Charge Collections] [and other amounts] allocated and available to fund such Required Amount will be [paid to the Class A Certificateholders], up to the portion of the Required Amount attributable to Class A Monthly Interest, [and the remainder will be allocated in the same manner as collections of Principal Receivables allocable to the Class A Certificates];]

                 [(b) the excess, if any, of the amount that will be allocated and available for the payment of interest on the Class B Certificates on such [Distribution Date] over the Class B Monthly Interest on such [Distribution Date] will be paid to the Class B Certificateholders; and]

                 [(c) the excess, if any, of the Class B Investor Default Amount over the amount of Excess Spread [and Shared Excess Finance Charge Collections] [and other amounts] allocated and available to fund such Class B Investor Default Amount will be allocated in the same manner as collections of Principal Receivables allocable to the Class B Certificates on such [Distribution Date].]


[CREDIT ENHANCEMENT PROVIDER]

         [Description of and financial information with respect to the Credit Enhancement Provider to be provided by Credit Enhancement Provider]

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

         On the [_______] business day preceding each Transfer Date (the "Determination Date"), the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the aggregate amount of the Floating Investor Percentage of Principal Receivables in Defaulted Accounts; that is, Accounts which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") [on each Distribution Date] [for each Monthly Period] in an amount equal to the product of the Class A Floating Percentage, applicable during [the related] [such] Monthly Period and the Investor Default Amount for [the related] [such] Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") in an amount equal to the product of the Class B Floating Percentage, applicable during [the related] [such] Monthly Period and the Investor Default Amount for [the related] [such] Monthly Period. An amount equal to the Investor Default Amount for each Monthly Period will be paid from amounts on deposit in the Finance Charge Account allocable to the Class A Certificates, [Excess Spread] [Reallocated Principal Collections] [Shared Excess Finance Charge Collections] or [from amounts available under Credit Enhancement] and applied as described above in "-- Application of Collections -- Payment of Fees, Interest and Other Items."

         [On each [Distribution] [Transfer] Date, if the Required Amount for [the related Monthly Period] [such [Distribution] [Transfer] Date] exceeds the sum of Excess Spread [Shared Excess Finance Charge Collections] [Reallocated Principal Collections] [Credit Enhancement] [and other amounts] allocated and applied to the Class A Certificates], the Class B Investor Interest will be reduced by the amount of such excess, but not more than the Class A Investor Default Amount for such [Distribution][Transfer] Date. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such [Distribution] [Transfer] Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any [Distribution] [Transfer] Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by [the sum of (i) the aggregate amount of any Unallocated Principal Collections for such [Distribution] [Transfer] Date and (ii)] the amount of Excess Spread [and Shared Excess Finance Charge Collections] [Reallocated Principal Collections] [and other amounts] allocated and available for such purpose as described under "Excess Spread."]

         [If on any [Distribution] [Transfer] Date, the Class B Investor Default Amount, for such [Distribution] [Transfer] Date exceeds the amount of Excess Spread [and Shared Excess Finance Charge Collections] [and other amounts] which are allocated and available to fund such amount, then the Class B Investor Interest shall be reduced by the aggregate amount of such excess, but not more than the Class B Investor Default Amount for such [Distribution] [Transfer] Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Principal Collections. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Distribution Date by the [the sum of (i) during an Amortization Period [Accumulation Period], the aggregate amount of any Unallocated Principal Collections for [each monthly Period relating to] such Distribution Date (but only to the extent such amounts are not required to reimburse Class A Investor Charge-Offs, as described above), and (ii) the amount of Excess Spread [and Shared Excess Finance Charge Collections] [and other amounts] allocated and available for the purpose as described under "Excess Spread."]

         If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Seller Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Seller Interest in the Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge.

PAY OUT EVENTS

         As described above, the Revolving Period will continue through ____________, _____, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

                 (a) failure on the part of the Seller (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which will not exceed [five] days) or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Agreement or the Series [199__-__] Supplement, which failure has a material adverse effect on the Certificateholders and which continues unremedied for a period of [60] days after written notice and continues to materially and adversely affect the interests of the Certificateholders for such period;

                 (b) any representation or warranty made by the Seller in the Agreement or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of [60] days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur thereunder if the Seller has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

                 (c) certain events of insolvency, conservatorship or receivership relating to the Seller;

                 [(d)     any reduction of the [average of the] Portfolio
         Yields for any [three] [consecutive] Monthly Periods to a rate which is less than the [average of the] Base Rate[s] [for such period] [(an "Economic Pay Out Event")];]

                 (e) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                 (f) a failure by the Seller to convey Receivables arising under Additional Accounts to the Trust when required by the Agreement;

                 (g) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

                [(h)     the Available Credit Enhancement Amount is less
         than ____% of the Investor Interest;]

                 [(i)     on any Determination Date, the Class B Investor
         Interest on the related Distribution Date will be less than $__________;]

                 [(j)     the amount on deposit in the Principal Funding
         Account on each Scheduled Payment Date is insufficient to pay the scheduled principal amount; or]

                 [(k)     other events.]

         In the case of any event described in clause (a), (b) or (g) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Certificateholders evidencing undivided interests aggregating more than [50]% of the Investor Interest, by written notice to the Seller and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice.
In the case of any event described in clause (c) or (e), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause [(d)], (f), (h) [(i)] [or (j)], a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the [Rapid Amortization Period][, if so specified herein, the Rapid Accumulation Period] will commence. In the event the Rapid Amortization Period commences, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred.
[In the event the Rapid Accumulation Period commences, Principal Collections will be accumulated and held for the Certificateholders] unless the [Controlled Amortization Period] [Controlled Accumulation Period] [Principal Amortization Period] previously commenced. [Notwithstanding the prior occurrence of any Pay Out Event other than an Economic Pay Out Event, in the event that an Economic Pay Out Event occurs, the Economic Pay Out Amount will be distributed as a payment of principal to Certificateholders on the Economic Pay Out Distribution Date.] If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than ____________, _____, the scheduled commencement of the [Controlled Amortization Period] [Controlled Accumulation Period] [Principal Amortization Period], Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

         See "Description of the Certificates -- Pay Out Events" in the Prospectus for an additional discussion of the consequence of an insolvency, conservatorship or receivership of the Seller.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a [monthly] servicing fee in an amount equal to the sum of one-_______ of the product of [____% per annum] and the average amount of the Principal Receivables during each month. The [monthly] servicing fee will be allocated among the Seller Interest, the Class A Investor Interest, the Class B Investor Interest [the [Collateral Interest] [Enhancement Invested Amount] and the investor interests for all other Series. The "Servicer Interchange" for any Monthly Period will be equal to one-twelfth of 1.00% of the Principal Receivables allocable to the Investor Interest [plus the Collateral Interest] [plus Enhancement Invested Amount, if any,] as of the last day of such Monthly Period. In the case of any insufficiency of Servicer Interchange, so long as MBNA is the Servicer, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency, provided, however, that if MBNA is no longer the Servicer, any insufficiency in the Investor Servicing Fee due to a shortfall in Servicer Interchange will be paid out of Collections of Finance Receivables [and other amounts] allocated to the Investor Interest [plus the Collateral Interest] [and the Enhancement Invested Amount].] The portion of the [monthly] servicing fee allocable to the Class A Investor Interest for each month to be paid to the Servicer on each [Transfer] [Distribution] Date will be equal to the product of (a) one-twelfth of the product of ____% per annum (the "Series Servicing Fee Percentage") and the [Adjusted] Investor Interest as of the [preceding Record Date] [the [____] [last] business day of the preceding Monthly Period] (the "Investor Servicing Fee") and (b) the Class A Floating Percentage (the "Class A Servicing Fee"). The portion of the [monthly] servicing fee allocable to the Class B Investor Interest for each [month] to be paid to the Servicer on each Transfer Date will be equal to the product of (a) the Investor Servicing Fee and (b) the Class B Floating Percentage (the "Class B Servicing Fee"). The Class A Servicing Fee and the Class B Servicing Fee will be funded from collections of Finance Charge Receivables [and other amounts] allocated to the Investor Interest as described herein and will be paid each [month] from the amount so allocated and on deposit in the Finance Charge Account or, in certain limited circumstances, from [Available Credit Enhancement Amount]. See "-- Application of Collections -- Payment of Fees, Interest and Other Items" above. The remainder of the servicing fee will be allocable to the Seller Interest and the investor interests of other Series]. Neither the Trust nor the Certificateholders will have any obligation to pay the portion of the monthly servicing fee allocable to the Seller Interest.

         The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

[REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Paying Agent will forward to each Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates -- Reports to Certificateholders" in the Prospectus. In addition, such statement will include (a) the Economic Pay Out Amount, if any, withdrawn from the Cash Collateral Account for such Distribution Date, and (b) the Enhancement Invested Amount, if any, for such Distribution Date.]


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Seller and the underwriters[s] named below (the "Underwriter[s]"), the Seller has agreed to sell to the Underwriters[s], and each of the Underwriter[s] has severally agreed to purchase, the principal amount of the Class A Certificates and Class B Certificates set forth opposite its name:

                                                                        CLASS A      CLASS B
                                                                       PRINCIPAL    PRINCIPAL
UNDERWRITER[S]                                                           AMOUNT       AMOUNT
--------------                                                           ------       ------
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                        ---------  ------------
                                                                       $          $
                                                                        =========  ============
                 Total  . . . . . . . . . . . . . . . . . . . . . .


         In the Underwriting Agreement, the Underwriter[s] have agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

         The Underwriter[s] propose initially to offer the Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ____% of the principal amount of the Class A Certificates. The Underwriter[s] may allow, and such dealers may reallow, concessions not in excess of ____% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriter[s].

         The Underwriter[s] propose initially to offer the Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ____% of the principal amount of the Class B Certificates. The Underwriter[s] may allow, and such dealers may reallow, concessions not in excess of ____% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriter[s].

         [Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 9(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1988 or who is a person to whom the document may otherwise lawfully be issued or passed on; (c) if that Underwriter is an authorized person under Chapter III of the Financial Services Act of 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation
1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulation 1991; and (d) it is a person of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988.]

         The Seller will indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter[s] may be required to make in respect thereof.

                                 INDEX OF TERMS
                           FOR PROSPECTUS SUPPLEMENT

Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Accumulation Period Length  . . . . . . . . . . . . . . . . . 50
Accumulation Shortfall  . . . . . . . . . . . . . . . . . . . 41
Additional Certificates . . . . . . . . . . . . . . . . . . .  8
Additional Interest . . . . . . . . . . . . . . . . . . . . . 47
Additional Issuance . . . . . . . . . . . . . . . . . . . . . 46
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Available Cash Collateral Amount  . . . . . . . . . . . . . . 26
Available Credit Enhancement Amount . . . . . . . . . . . . . 64
Available Investor Principal Collections  . . . . . . . . . . 18
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . 42
CA Investors  . . . . . . . . . . . . . . . . . . . . . . . .  7
Cash Collateral Depositor . . . . . . . . . . . . . . . . . . 63
Certificateholders  . . . . . . . . . . . . . . . . . . . . .  3
Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  3
Class A Adjusted Investor Interest  . . . . . . . . . . . . . 54
Class A Available Funds . . . . . . . . . . . . . . . . . . . 47
Class A Certificate Rate  . . . . . . . . . . . . . . . . . .  6
Class A Certificateholders  . . . . . . . . . . . . . . . . .  3
Class A Certificates  . . . . . . . . . . . . . . . . . . . .  3
Class A Covered Amount  . . . . . . . . . . . . . . . . . . . 19
Class A Fixed Percentage  . . . . . . . . . . . . . . . . . . 54
Class A Floating Percentage . . . . . . . . . . . . . . . . . 53
Class A Initial Investor Interest . . . . . . . . . . . . . .  5
Class A Investor Charge-Off . . . . . . . . . . . . . . . . . 66
Class A Investor Charge-Offs  . . . . . . . . . . . . . . . . 54
Class A Investor Default Amount . . . . . . . . . . . . . . . 65
Class A Investor Interest . . . . . . . . . . . . . . . . . .  5
Class A Monthly Interest  . . . . . . . . . . . . . . . . . . 58
Class A Principal Funding Investment Shortfall  . . . . . . . 19
Class A Servicing Fee . . . . . . . . . . . . . . . . . . . . 68
Class B Adjusted Investor Interest  . . . . . . . . . . . . . 54
Class B Available Funds . . . . . . . . . . . . . . . . . . . 47
Class B Certificate Rate  . . . . . . . . . . . . . . . . . .  6
Class B Certificateholders  . . . . . . . . . . . . . . . . .  3
Class B Certificates  . . . . . . . . . . . . . . . . . . . .  3
Class B Covered Amount  . . . . . . . . . . . . . . . . . . . 20
Class B Fixed Percentage  . . . . . . . . . . . . . . . . . . 54
Class B Floating Percentage . . . . . . . . . . . . . . . . . 53
Class B Initial Investor Interest . . . . . . . . . . . . . .  5
Class B Investor Charge-Off . . . . . . . . . . . . . . . . . 66
Class B Investor Default Amount . . . . . . . . . . . . . . . 65
Class B Investor Interest . . . . . . . . . . . . . . . . . .  5
Class B Monthly Interest  . . . . . . . . . . . . . . . . . . 59
Class B Principal Funding Investment Shortfall  . . . . . . . 20
Class B Servicing Fee . . . . . . . . . . . . . . . . . . . . 68
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . 12

Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Collateral Fixed Percentage . . . . . . . . . . . . . . . . . 54
Collateral Interest . . . . . . . . . . . . . . . . . . . . .  7
Collateral Interest Floating Percentage . . . . . . . . . . . 53
Controlled Accumulation Amount  . . . . . . . . . . . . . . . 19
Controlled Accumulation Period  . . . . . . . . . . . . . . . 18
Controlled Amortization Amount  . . . . . . . . . . . . . . . 17
Controlled Amortization Period  . . . . . . . . . . . . . . . 14
Controlled Deposit Amount . . . . . . . . . . . . . . . . . . 18
Controlled Distribution Amount  . . . . . . . . . . . . . . . 15
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . .  4
Credit Enhancement Provider . . . . . . . . . . . . . . . . . 64
Cut Off Date  . . . . . . . . . . . . . . . . . . . . . . . .  4
Deficit Controlled Amortization Amount  . . . . . . . . . . . 16
Determination Date  . . . . . . . . . . . . . . . . . . . . . 65
Distribution Date . . . . . . . . . . . . . . . . . . . . . . 11
Early Termination Amount  . . . . . . . . . . . . . . . . . . 10
Economic Pay Out Amount . . . . . . . . . . . . . . . . . . . 27
Economic Pay Out Distribution Date  . . . . . . . . . . . . . 27
Economic Pay Out Event  . . . . . . . . . . . . . . . . . . . 42
Enhancement Invested Amount . . . . . . . . . . . . . . . . . 64
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Excess Finance Charge Collections . . . . . . . . . . . . . . 24
Excess Spread . . . . . . . . . . . . . . . . . . . . . . . . 22
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Fixed Investor Percentage . . . . . . . . . . . . . . . . . . 53
Floating Investor Percentage  . . . . . . . . . . . . . . . . 53
Full Class A Investor Interest  . . . . . . . . . . . . . . .  5
Full Class B Investor Interest  . . . . . . . . . . . . . . .  5
Funding Period  . . . . . . . . . . . . . . . . . . . . . . .  9
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Initial Cash Collateral Amount  . . . . . . . . . . . . . . . 26
Initial Closing Date  . . . . . . . . . . . . . . . . . . . . 51
Initial Collateral Interest . . . . . . . . . . . . . . . . . 25
Initial Investor Interest . . . . . . . . . . . . . . . . . .  5
Interest Period . . . . . . . . . . . . . . . . . . . . . . . 12
Investor Default Amount . . . . . . . . . . . . . . . . . . . 65
Investor Interest . . . . . . . . . . . . . . . . . . . . . .  5
Investor Percentage . . . . . . . . . . . . . . . . . . . . .  7
Investor Servicing Fee  . . . . . . . . . . . . . . . . . . . 11
Loan Agreement  . . . . . . . . . . . . . . . . . . . . . . . 26
MBNA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
MBNA I.S. . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Minimum Aggregate Principal Receivables . . . . . . . . . . . 36
Minimum Seller Interest . . . . . . . . . . . . . . . . . . . 36
Monthly Period  . . . . . . . . . . . . . . . . . . . . . . .  8
OCMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Pay Out Event . . . . . . . . . . . . . . . . . . . . . . . . 66
Payment Rate Assumptions  . . . . . . . . . . . . . . . . . . 40
Percentage Allocation . . . . . . . . . . . . . . . . . . . . 17

Portfolio Yield . . . . . . . . . . . . . . . . . . . . . . . 42
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . .  9
Pre-Funding Amount  . . . . . . . . . . . . . . . . . . . . .  9
Principal Amortization Period . . . . . . . . . . . . . . . . 17
Principal Funding Account . . . . . . . . . . . . . . . . . . 18
Principal Funding Investment Proceeds . . . . . . . . . . . . 19
Principal Shortfall . . . . . . . . . . . . . . . . . . . . . 57
Rapid Accumulation Period . . . . . . . . . . . . . . . . . . 21
Rapid Amortization Period . . . . . . . . . . . . . . . . . . 22
Rate Determination Date . . . . . . . . . . . . . . . . . . .  6
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . 32
Rating Agency Condition . . . . . . . . . . . . . . . . . . . 62
Reallocated Class B Principal Receivables . . . . . . . . . . 56
Reallocated Collateral Principal Receivables  . . . . . . . . 56
Reallocated Principal Collections . . . . . . . . . . . . . .  5
Receivables . . . . . . . . . . . . . . . . . . . . . . . . .  3
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . 45
Required Amount . . . . . . . . . . . . . . . . . . . . . . . 22
Required Cash Collateral Amount . . . . . . . . . . . . . . . 27
Required Collateral Interest  . . . . . . . . . . . . . . . . 25
Revolving Period  . . . . . . . . . . . . . . . . . . . . . . 13
Scheduled Payment Date  . . . . . . . . . . . . . . . . . . . 13
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Seller Certificate  . . . . . . . . . . . . . . . . . . . . .  7
Seller Interest . . . . . . . . . . . . . . . . . . . . . . .  7
Seller Percentage . . . . . . . . . . . . . . . . . . . . . . 45
Series  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Series Servicing Fee Percentage . . . . . . . . . . . . . . . 11
Series [199__-__] Supplement  . . . . . . . . . . . . . . . .  3
Series [199__-__] Termination Date  . . . . . . . . . . . . .  7
Servicer Interchange  . . . . . . . . . . . . . . . . . . . . 68
Shared Excess Finance Charge Collections  . . . . . . . . . . 24
Shared Principal Collections  . . . . . . . . . . . . . . . . 25
Transfer Date . . . . . . . . . . . . . . . . . . . . . . . . 56
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Trust Portfolio . . . . . . . . . . . . . . . . . . . . . . . 36
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Unallocated Principal Collections . . . . . . . . . . . . . . 58
Underwriter[s]  . . . . . . . . . . . . . . . . . . . . . . . 68
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . 68
[Class A] Scheduled Payment Date  . . . . . . . . . . . . . . 40
[Class A] [Class B] Adjusted Investor Interest  . . . . . . .  6

                 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
         AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
         REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE
         IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
         PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR
         REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN
         AUTHORIZED BY THE SELLER OR ANY AGENT OR UNDERWRITER.                                      $_____________
         NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING
         PROSPECTUS CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE
         IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT                                      MBNA MASTER
         AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR                                  CREDIT CARD TRUST II
         SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM
         IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.  NEITHER                     $_______ CLASS A SERIES [199__-__]
         THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE                                         [FLOATING RATE]
         ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR                           [____%] ASSET BACKED CERTIFICATES
         THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY
         IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF                     $_______ CLASS B SERIES [199__-__]
         THE SELLER OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE                                    [FLOATING RATE]
         DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR                       [____%] ASSET BACKED CERTIFICATES
         INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS
         OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ---------------------
                              TABLE OF CONTENTS                                                        [LOGO]
                            PROSPECTUS SUPPLEMENT

                                                                Page
                                                                ----

         Terms of Certificates . . . . . . . . . . . . . . . . . . .
         Special Considerations  . . . . . . . . . . . . . . . . . .                             MBNA AMERICA BANK,
         MBNA's Credit Card Portfolio  . . . . . . . . . . . . . . .                            NATIONAL ASSOCIATION
         The Receivables . . . . . . . . . . . . . . . . . . . . . .
         Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .                             Seller and Servicer
         Maturity Assumptions  . . . . . . . . . . . . . . . . . . .
         Receivable Yield Considerations . . . . . . . . . . . . . .
         MBNA and MBNA Corporation . . . . . . . . . . . . . . . . .
         Description of the Certificates . . . . . . . . . . . . . .
         Underwriting  . . . . . . . . . . . . . . . . . . . . . . .
         Index of Terms for Prospectus Supplement  . . . . . . . . .                           -----------------------

                                 PROSPECTUS                                                     PROSPECTUS SUPPLEMENT

         Prospectus Supplement . . . . . . . . . . . . . . . . . . .                           -----------------------
         Reports to Holders  . . . . . . . . . . . . . . . . . . . .
         Available Information . . . . . . . . . . . . . . . . . . .                               [UNDERWRITERS]
         Incorporation of Certain Documents by Reference . . . . . .
         Prospectus Summary  . . . . . . . . . . . . . . . . . . . .                            __________ ____, 199_
         Special Considerations  . . . . . . . . . . . . . . . . . .
         The Trusts  . . . . . . . . . . . . . . . . . . . . . . . .
         MBNA's Credit Card Activities . . . . . . . . . . . . . . .
         The Receivables . . . . . . . . . . . . . . . . . . . . . .
         Maturity Assumptions  . . . . . . . . . . . . . . . . . . .
         Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .
         MBNA and MBNA Corporation . . . . . . . . . . . . . . . . .
         Description of the Certificates . . . . . . . . . . . . . .
         Plan of Distribution  . . . . . . . . . . . . . . . . . . .
         Certain Legal Aspects of the Receivables  . . . . . . . . .
         Certain Federal Income Tax Consequences . . . . . . . . . .
         ERISA Considerations  . . . . . . . . . . . . . . . . . . .
         Underwriting  . . . . . . . . . . . . . . . . . . . . . . .
         Legal Matters . . . . . . . . . . . . . . . . . . . . . . .
         Index of Terms for Prospectus . . . . . . . . . . . . . . .
         Annex I: Global Clearance, Settlement
           and Tax Documentation Procedures  . . . . . . . . . . . .

                            ---------------------


                 UNTIL ________, 199_, ALL DEALERS EFFECTING
         TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT
         PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO
         DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS.  THIS
         DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF
         DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS
         WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR
         UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.